As filed with the Securities and Exchange Commission on February 2, 2005
                                                     Registration No. 333-122127

--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                Amendment No. 1
                                      to

                                   FORM SB-2

                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933

                        AMERICAN CAPITAL HOLDINGS, INC.
            (Exact name of registrant as specified in its charter)



Florida                               6311                      65-0895564
---------------               -------------------          -----------------
(State or other                (Primary Standard           (I.R.S. Employer
 Jurisdiction of            Industrial Classification        Identification
 incorporation or                  Code Number)                      Number)
 organization)



                                                        Richard C. Turner
100 Village Square Crossing, Suite 202                   4200 Oak Street
    Palm Beach Gardens, FL 33410                  Palm Beach Gardens, FL 33418
          (561) 207-6395                                 (561) 207-6395
---------------------------------------      -----------------------------------
(Address, including zip code, and           (Name, address, including zip code,
telephone number, including area code,         and, telephone number, including
of registrant's principal                      area code, of agent for service)
executive offices)


                                  copy to:

                         Gerald W. Gritter, Esq.
                         Redgrave & Rosenthal LLP
                        120 E. Palmetto Park Road
                                 Suite 450
                           Boca Raton, FL  33432
                              (561) 347-1700

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


CALCULATION OF REGISTRATION FEE

  Title of                                             Proposed
 Each Class                           Proposed         Maximum
of Securities         Amount           Maximum         Aggregate    Amount of
    to be              to be       Offering Price      Offering    Registration
 Registered         Registered      Per Security       Price           Fee (3)
---------------  ---------------  -----------------  ------------- ------------
Common Stock
offered hereby      20,000,000         $ 5.00         100,000,000   $ 11,770.00

Common Stock to be
issued upon exercise
of Warrants offered
hereby (1)           2,000,000           6.00          12,000,000      1,412.40

Common Stock to be
issued upon exercise
of outstanding
Warrants (2)         1,315,000            .01              13,150          1.55

Common Stock to be
issued upon exercise
of outstanding
Warrants (2)           216,209           6.00           1,297,254        152.69

Common Stock to be
issued upon exercise
of Warrants to be
issued (2)           1,500,000            .01              15,000          1.77

Common Stock to be
issued pursuant
to subscriptions
received             1,450,000           1.00           1,450,000        170.66
                                                                    ------------
   Total Registration Fees                                          $ 13,509.07


(1) No additional consideration is to be received in this offering from issuance of the Warrants. In accordance with Rule 457(i), the aggregate offering price of the shares represents the additional consideration to be received by the Registrant upon exercise of the Warrants.

(2) Represents shares of Common Stock to be issued upon exercise of outstanding warrants, plus warrants to be issued to directors of the Company. In accordance with Rule 457(g), the aggregate offering price of these shares is calculated based on the price at which the warrants may be exercised.

(3) The registration fee was previously paid via electronic transfer.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.































The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

                   SUBJECT TO COMPLETION; dated January 18, 2005

                                  $100,000,000

                        AMERICAN CAPITAL HOLDINGS, INC.

                       20,000,000 Shares of Common Stock
                                      and
                         2,000,000 Detachable Warrants
-------------------------------------------------------------------------------

We are offering up to Twenty Million (20,000,000) shares of our Common Stock at a purchase price of Five ($5.00) Dollars per share. This is our initial public offering. We expect to offer the shares and warrants from time to time as capital is required for our business operations.

For every ten (10) shares purchased, the purchaser will also receive one detachable warrant. Each warrant will entitle the holder to purchase one (1) share of our Common Stock at a purchase price of Six ($6.00) Dollars per share. The warrants will expire two (2) years after the date of issuance.

The shares and warrants will be marketed and sold through our officers and directors and through registered broker/ dealers. This offering is not contingent upon any minimum number of shares being sold. All proceeds from sales of the shares and warrants will be placed in our general treasury as sales are made. Currently, there is no public trading market for the shares and warrants, or of our common stock. We intend to apply for listing of our Common Stock on the American Stock Exchange.

We are also registering the issuance of 1,450,000 shares of our common stock which we will be issuing as a result of the conversion of certain convertible notes previously made to the Company, as well as 5,031,209 shares of our common stock which will be issued if and when certain outstanding warrants are exercised, at exercise prices of $.01 and $6.00 per share.

Investing in our Common Stock involves risks that are described in the "Risk Factors" section beginning on page * of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

-------------------------------------------------------------------------------
                       Offering           Sales                 Proceeds to
                       Price              Commissions (1)       the Company (2)
-------------------------------------------------------------------------------
   Maximum Offering    $100,000,000       $ 5,000,000           $ 95,000,000
===============================================================================
(1) We are offering the shares primarily through our officers and directors, who will receive no commission in connection with their selling efforts. However, we may sell some of the common stock through one or more licensed broker/dealers, to whom we may pay commissions of up to 10%. The amount of sales commissions noted above is an estimate.
                                      1
(2) Before deducting estimated offering expenses of $160,000.

The date of this Prospectus is __________, 2005.

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS SUMMARY

This summary highlights key aspects of our business and our common stock offering that are described more fully elsewhere in this prospectus. This summary does not contain all of the information which you should consider before making an investment decision. You should read this entire prospectus carefully, including "Risk Factors" and the consolidated financial statements and the notes to the consolidated financial statements included elsewhere in this prospectus. In this prospectus, "we," "us," "our," "ours" and "our company" refer to American Capital Holdings, Inc. and, where applicable, our insurance subsidiaries, Universe Life Insurance Company and IS Direct Agency, Inc.
The Company

American Capital Holdings, Inc., ("ACH") is a holding company which owns five
(5) proprietary financial products These products are known as Guaranteed Principle Insured Convertible Securities ("GPICS(TM)"), Energy Tax Incentive Preferred Securities ("ETIPS(TM)"), Equipment Tax Incentive Convertible Securities ("ETICS(TM)"), Guaranteed Pension Accounting Contract Solutions ("GPACS(TM)") and Government Pension Accounting Contract Solutions ("GPACS(TM)"). The GPACS(TM) products are designed to provide solutions for unfunded government and private sector pension plan liability. The GPICS(TM), ETIPS(TM) and ETICS(TM) products are investment structures designed to facilitate the use of energy and depreciation tax incentives while insuring the capital investment through guarantees of principal. Our Chairman, Barnard A. Richmond, has applied for a patent for one of these products, known as Government Pension Accounting Contract Solutions (GPACS(TM)). If and when the patent is granted, Mr. Richmond will assign the patent to ACH.

The GPACS(TM) and some of our other products use insurance as a part of their structures. The insurance contracts will be written through several licensed insurance carriers. We intend to underwrite insurance policies through three subsidiaries, through which we intend to conduct our primary business operations. These subsidiaries are IS Direct Agency, Inc. ("IS Direct"), Universe Life Insurance Company ("Universe") and Cosmopolitan .Life Insurance Company ("Cosmopolitan").

IS Direct is a wholly-owned subsidiary of ACH, and is a licensed insurance agency through which we will sell our products. IS Direct is currently licensed in thirty three (33) states. Chris Dillon, president of IS Direct, is authorized to do business as an individual agent in forty nine (49) states (all but Alaska) and in the District of Columbia. IS Direct expects to obtain the necessary licenses for it to operate in all fifty (50) states. In addition to placing the insurance components of our financial products, IS Direct will also sell term
                                      2
life products, annuities and other traditional insurance products. We expect most of the insurance products sold by IS Direct will be eventually underwritten by Universe Life, which the Company has a contract to purchase. However, ACH also is planning to use IS Direct to sell additional products of other licensed insurance carriers.

The Company has a contract to purchase Universe Life Insurance which is planned as another wholly-owned subsidiary of ACH, pending regulatory approval of the change in control by the Insurance Commissioner of the State of Idaho. Universe is a life, health and annuities insurance carrier, which is currently licensed to operate in three (23) states. Universe will be initiating the application process to become licensed in all remaining states, and expects to obtain the necessary licenses to operate in all fifty (50) states in the near future. ACH expects Universe to be domiciled in the State of South Carolina, with its principal offices in Charleston.

On October 30, 2004, we entered into an agreement to purchase eighty (80%) percent of Cosmopolitan Life Insurance Company. We expect to close our acquisition of Cosmopolitan in March 2005, upon regulatory approval by the Arkansas Department of Insurance. Cosmopolitan Life Insurance Company is a
stipulated premium insurer chartered in 1931 in the State of Arkansas.   Since
1998, Cosmopolitan has offered both direct and re-insurance coverage related to health and dental care plans, with a specialty in providing stop-loss coverage for self-funded employer plans.

We intend to use some of the financial products of our subsidiaries as solutions, addressing the needs of governmental and private sector businesses regarding unfunded pension liabilities and other post-employment benefit ("OPEB") liabilities. We also plan to sell annuities and other insurance products, through our subsidiaries, to both the public and private sectors. We also intend to invest and/or sell our proprietary ETIPS(TM) and ETICS(TM) products in the public marketplace.

Our principal executive offices are located at 100 Village Square Crossing, Suite 202, Palm Beach Gardens, FL 33410, and our telephone number is (561) 207-6395. The Company's website is www.americancapitalholdings.com as of January 20, 2005. The Company's fiscal year ends May 31, 2005.


The Offering


Issuer:                    American Capital Holdings, Inc.

Securities Offered:        20,000,000 shares of our common stock, and
                           2,000,000 warrants with an exercise price of $6.00

Offering Price:            Five ($5.00) Dollars per share of common stock
                           The warrants have an exercise price of Six ($6.00)
                           Dollars per share.

Offering Period:           The offering will commence on *[to be provided on
                           amendment] and we expect the offering to continue
                           from time to time until all 20,000,000 shares are
                           sold, unless we terminate the offering sooner in
                           our discretion.
                                      3
Method of Purchase:        In order to purchase shares and warrants, please
                           complete and return to us the Subscription
                           Agreement attached to this Prospectus as Attachment A, along with payment for your shares.
                           We will then mail you a written confirmation that your subscription has been accepted and will promptly cause to be issued a certificate for your shares, and your warrants. If for any reason your subscription is not accepted, we will return to you the full purchase price.

Use of Proceeds:           We expect to contribute most of the proceeds directly
                           or indirectly to the capital and surplus of our insurance subsidiaries, as needed to support growth and to maintain regulatory compliance. We may also use a portion of the proceeds for additional acquisitions of businesses related, and complimentary, to that of our existing subsidiaries. This offering is not contingent upon any minimum number of shares being sold. All proceeds from sales of the shares will be placed in our general operating account as sales are made.

Absence of Public Market:  There is currently no public trading market for our common stock, or for the warrants included in the offering. We intend to apply for listing of our Common Stock on the American Stock Exchange.



Summary Consolidated Financial Statements
The following summary financial information has been derived from the financial statements that are included in this prospectus.

Statement of Operations Data:
                                                             (unaudited)
                                  Year ended               Six Months ended
                                  May 31,2004             November 30, 2004

Net Sales                                   0                           123
Total Operating Expenses              486,526                       503,741
Net Other Expenses                    160,746                        68,081
Net Other Comprehensive Loss          512,997                     1,873,994
Net Loss                            1,164,221                     2,453,772
Net Loss Per Common Share                 .18                           .16
Weighted Average Shares Outstanding 6,551,685                    15,723,903

Balance Sheet Data:
                                  May 31, 2004             November 30, 2004
                                                             (unaudited)

Total Current Assets                 3,239,008                    3,200,293
Total Assets                        14,455,329                   12,733,716
Total Liabilities                      931,485                    1,368,644
Total Stockholders' Equity          13,523,844                   11,365,072
                                      4
RISK FACTORS

The risk factors discussed below could cause our actual results to differ materially from those expressed in any forward-looking statements. See "Forward-Looking Statements." Although we have attempted to list comprehensively these important factors, we caution you that other factors may in the future prove to be important in affecting our results of operations. New factors emerge from time to time and it is not possible for us to predict all of these factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

The risks described below set forth what we believe to be the most material risks associated with the purchase of our common stock. Before you invest in our common stock, you should carefully consider these risk factors, as well as the other information contained in this prospectus.

Lack of Operating History. We have not yet begun operations and have not yet realized revenues or earnings from operations. We will sustain initial operating expenses without corresponding revenues. This will result in our incurring net operating losses until we can realize profits from our proposed business operations.

Speculative Nature of the Company's Proposed Operations. The success of our proposed plan of operation will depend primarily on our ability to sell the proprietary products we have created. There can be no assurance that we will be successful in these efforts.

Dividend Policy. We have not yet paid any dividends on our Common Stock. Payment of dividends will be within the sole discretion of our Board of Directors and will depend, among other factors, upon earnings, capital requirements and the operating and financial condition of the Company. At the present time, our anticipated financial capital requirements are such that we intend to continue to follow a policy of retaining earnings in order to finance the development of our business.

We Will Face Intense Competition. We are and will continue to be only one participant in the business of selling life insurance backed financial solutions. We will face competition from companies that have greater financial resources, broader arrays of products, higher ratings and stronger financial performance, which may impair our ability to retain existing customers, attract new customers and maintain our profitability and financial strength. We operate in a highly competitive industry. Many of our competitors are substantially larger and enjoy substantially greater financial resources, broader and more diversified product lines and more widespread agency relationships. Our products can be expected to face competition with products sold by other insurance companies, financial intermediaries and other institutions based on a number of factors, including premium rates, policy terms and conditions, service provided to distribution channels and policyholders, ratings by rating agencies, reputation and commission structures.

Conflicts of Interest - General. Certain conflicts of interest may exist from time to time between the Company and its officers and directors. They have other business interests to which they devote their attention, and they will continue to do so. As a result, conflicts of interest may arise that can be resolved only through exercise of such judgment as is consistent with the
                                      5
fiduciary duties of management to the Company.

No Public Market Currently Exists. Although we intend to apply for listing of our Common Stock on the American Stock Exchange, there is currently no public market for the Company's common stock. There can be no assurance, however, that a market will in fact develop, or that a shareholder ever will be able to sell his shares without considerable delay. If a market should develop, the price may be highly volatile. Factors such as those discussed in this "Risk Factors" section may have a significant impact upon the market price of the Company's stock.

We may require additional capital to support sustained future growth which may not be available when needed or may be available only on unfavorable terms. Our long-term strategic capital requirements will depend on many factors including the accumulated statutory earnings of our life subsidiaries and the relationship between the statutory capital and surplus of our life subsidiaries and (i) the rate of growth in sales of our products; and (ii) the levels of credit risk and/or interest rate risk in our invested assets. To support long-term capital requirements, we may need to increase or maintain the statutory capital and surplus of our life subsidiaries through additional financings, which could include debt, equity, financial reinsurance and/or other surplus relief transactions. Such financings, if available at all, may be available only on terms that are not favorable to us. In the case of additional equity offerings, dilution to our shareholders could result, and/or such securities may have rights, preferences and privileges that are senior to those of our common stock. In the case of debt offerings or placements, the holders of the debt will have rights preferences and privileges that are senior to those of our common stock. If we cannot maintain adequate capital, we may be required to limit growth, and such action could adversely affect our business, financial condition and results of operations.

Changes in state and federal regulation may affect our profitability. We are subject to regulation under applicable insurance statutes, including insurance holding company statutes, in the various states in which our life subsidiaries write insurance. Insurance regulation is intended to provide safeguards for policyholders rather than to protect shareholders of insurance companies or their holding companies. Regulators oversee matters relating to trade practices, policy forms, claims practices, guaranty funds, types and amounts of investments, reserve adequacy, insurer solvency, minimum amounts of capital and surplus, transactions with related parties, changes in control and payment of dividends.

State insurance regulators and the National Association of Insurance Commissioners, or NAIC, continually reexamine existing laws and regulations, and may impose changes in the future. Our life subsidiaries are subject to the NAIC's risk-based capital requirements which are intended to be used by insurance regulators as an early warning tool to identify deteriorating or weakly capitalized insurance companies for the purpose of initiating regulatory action. Our life subsidiaries also may be required, under solvency or guaranty laws of most states in which they do business, to pay assessments up to certain prescribed limits to fund policyholder losses or liabilities of insolvent insurance companies. In addition, federal legislation and administrative policies in several areas, including pension regulation, age and sex discrimination, financial services regulation, securities regulation and federal taxation, can significantly affect the insurance business. As increased scrutiny has been placed upon the insurance regulatory framework, a number of state
                                      6
legislatures have considered or enacted legislative proposals that alter, and in many cases increase, state authority to regulate insurance companies and holding company systems. The regulatory framework at the state and federal level applicable to our insurance products is continuously evolving. The changing regulatory framework could affect the design of such products and our ability to sell certain products. Any changes in these laws and regulations could materially and adversely affect our business, financial condition and results of operations.

The Common Stock May Not Be a Suitable Investment for All Investors. Our common stock may not be a suitable investment for you, and we advise you to consult your investment, tax and other professional financial advisors prior to purchasing our stock. No independent rating agency has reviewed our financial condition to determine whether the stock is a suitable investment for any purchaser. The stock may not be a suitable investment for you based on your ability to withstand a loss of your investment or other aspects of your financial situation, including your income, net worth, financial needs, investment risk profile, return objectives, investment experience and other factors. Prior to purchasing any stock, you should consider your investment allocation with respect to the amount of your contemplated investment in our stock in relation to your other investment holdings and the diversity of those holdings.

You will incur immediate and substantial dilution in net tangible book value. We expect that the initial public offering price of our common stock will be substantially higher than the net tangible book value of each outstanding share of common stock. If you purchase common stock in this offering, you will suffer immediate and substantial dilution. The dilution will be $2.41 per share in the net tangible book value of the common stock from the initial public offering price. For a more detailed discussion of dilution, see "Dilution" on page *.

After the offering, our executive officers, directors, and parties related to them, in the aggregate, may have the ability to control matters requiring shareholder approval. Our executive officers, directors and parties related to them own a large enough stake in us to have an influence on the matters presented to shareholders. As a result, these shareholders may have the ability to control matters requiring shareholder approval, including the election and removal of directors, the approval of significant corporate transactions, such as any merger, consolidation or sale of all or substantially all of our assets, and the control of our management and affairs. Accordingly, this concentration of ownership may have the effect of delaying, deferring or preventing a change in control of us, impede a merger, consolidation, takeover or other business combination involving us or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could have an adverse effect on the market price of our common stock.

Our management will have broad discretion in allocating proceeds from this offering. The net proceeds to us from this offering, after deducting expenses payable by us, are estimated to be approximately $94,840,000. The primary purpose of this offering is to increase the capital and surplus of our life subsidiaries to support future growth of our business. Our management will retain broad discretion as to the allocation of the proceeds of this offering. The failure of management to apply these funds effectively could negatively impact our business and prospects. See "Use of Proceeds."

                                     7

FORWARD-LOOKING STATEMENTS

This prospectus contains certain statements of a forward-looking nature relating to future events or our future performance. These forward-looking statements are based on our current expectations, assumptions, estimates and projections about us and our industry. When used in this prospectus, the words "expects," "believes," "anticipates," "estimates," "intends" and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements of our plans, strategies and prospects under the captions "Prospectus Summary," "Risk Factors," "Use of Proceeds," and other statements contained elsewhere in this prospectus.
These forward-looking statements are only predictions and are subject to risks and uncertainties that could cause actual events or results to differ materially from those projected. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. We assume no obligation to update these forward-looking statements publicly for any reason. Actual results could differ materially from those anticipated in these forward-looking statements.

USE OF PROCEEDS

We estimate that our net proceeds from this offering, after expenses, will be approximately $94,840,000. We expect to contribute most of the proceeds directly or indirectly to the capital and surplus of our insurance subsidiaries, as needed to support growth and to maintain regulatory compliance. We may also use a portion of the proceeds for additional acquisitions of businesses related, and complimentary, to that of our existing subsidiaries. This offering is not contingent upon any minimum number of common stock or warrants being sold. As a result, all proceeds from sales of the common stock will be placed in our general operating account as sales are made.

CAPITALIZATION

The following table sets forth our capitalization, as of November 30, 2004, and as adjusted to reflect the sale of all of the common shares and warrants. The table below should be read in conjunction with our consolidated financial statements, related notes and other financial information included elsewhere in this prospectus.

                                                 As of November 30, 2004
                                                Actual        As Adjusted
  Liabilities
    Accounts Payable and Accrued Expenses     $      42,585   $     42,585
    Loan Payable to Related Parties                 276,082        276,082
    Current Portion of Notes and Loans Payable    1,049,977      1,049,977

       Total Liabilities                      $   1,368,644   $  1,368,644

  Shareholder Equity
    Common Stock, $.0001 par value            $       1,732   $      3,732
    Additional paid-in capital                   14,981,333    114,979,333
    Retained earnings                            (3,617,993)    (3,617,993)

      Total Stockholders' Equity              $  11,365,072   $111,365,072

      Total Capitalization                    $  12,733,716   $112,733,716
                                     8
DILUTION

Purchasers of our common stock in this offering will suffer immediate and substantial dilution in net tangible book value per share. Dilution is the amount by which the offering price paid by the purchasers of our common stock to be sold in this offering exceeds the net tangible book value per share of our common stock after the offering. Net tangible book value per share is determined by subtracting our total liabilities from the total book value of our tangible assets and dividing the difference by the number of shares of our common stock deemed to be outstanding on the date the book value is determined.

Our net tangible book value as of November 30, 2004 was approximately $1,887,524, or $.11 per share of common stock, including 1,595,000 shares subscribed and paid for as of that date, but not yet issued . After giving effect to this offering, and after deducting estimated offering expenses, our net tangible book value as of November 30, 2004, would have been $96,787,524 million or $2.59 per share. This represents an immediate increase in net tangible book value of $2.48 per share to the existing shareholders and an immediate dilution of $2.41 per share to new investors purchasing shares in this offering. The following table illustrates this per share dilution:

   Assumed initial public offering price per share                 $   5.00
   Net tangible book value per share before this offering          $    .11
   Pro forma increase in net tangible book value per share
      attributable to new investors                                $   2.48
   Pro forma net tangible book value per share after this offering $   2.59
   Dilution per share to new investors                             $   2.41


The following table summarizes, as of November 30, 2004, the differences between existing shareholders and the new investors with respect to the number of shares of common stock purchased from us, the total consideration paid and the average price per share paid before deducting estimated underwriting discounts, commissions and other expenses payable by us.

                    Existing Shareholders              New Investors

Shares Purchased              17,318,903                   20,000,000

Total Consideration         $ 14,713,065                $ 100,000,000

Average Price Per Share        $     .85                $        5.00

PLAN OF OPERATION

Overview

American Capital Holdings, Inc., ("ACH") is a holding company which owns five
(5) proprietary financial products These products are known as Guaranteed Principle Insured Convertible Securities ("GPICS(TM)"), Energy Tax Incentive Preferred Securities ("ETIPS(TM)"), Equipment Tax Incentive Convertible Securities ("ETICS(TM)), Guaranteed Pension Accounting Contract Solutions ("GPACS(TM)) and Government Pension Accounting Contract Solutions ("GPACS(TM)"). The GPACS(TM) products are designed to provide solutions for unfunded government and private sector pension plan liability. The GPICS(TM), ETIPS(TM) and

                                     9
ETICS(TM) products are investment structures designed to facilitate the use of energy and depreciation tax incentives while insuring the capital investment through guarantees of principal. Our Chairman, Barnard A. Richmond, has applied for a patent for one of these products, known as Government Pension Accounting Contract Solutions (GPACS(TM)). If and when the patent is granted, Mr. Richmond will assign the patent to ACH.

The GPACS(TM) and some of our other products use insurance as a part of their structures. The insurance contracts will be written through several licensed insurance carriers. We intend to underwrite insurance policies through three subsidiaries, through which we intend to conduct our primary business operations. These subsidiaries are IS Direct Agency, Inc. ("IS Direct"), Universe Life Insurance Company ("Universe") and Cosmopolitan .Life Insurance Company ("Cosmopolitan").

IS Direct is a wholly-owned subsidiary of ACH, and is a licensed insurance agency through which we will sell our products. IS Direct is currently licensed in thirty three (33) states. Chris Dillon, president of IS Direct, is authorized to do business as an individual agent in forty nine (49) states (all but Alaska) and in the District of Columbia. IS Direct expects to obtain the necessary licenses for it to operate in all fifty (50) states. In addition to placing the insurance components of our financial products, IS Direct will also sell term life products, annuities and other traditional insurance products. We expect most of the insurance products sold by IS Direct will be eventually underwritten by Universe Life, which the Company has a contract to purchase. However, ACH also is planning to use IS Direct to sell additional products of other licensed insurance carriers.

The Company has a contract to purchase Universe Life Insurance which is planned as another wholly-owned subsidiary of ACH, pending regulatory approval of the change in control by the Insurance Commissioner of the State of Idaho. Universe is a life, health and annuities insurance carrier, which is currently licensed to operate in three (23) states. Universe will be initiating the application process to become licensed in all remaining states, and expects to obtain the necessary licenses to operate in all fifty (50) states in the near future. ACH expects Universe to be domiciled in the State of South Carolina, with its principal offices in Charleston.

On October 30, 2004, we entered into an agreement to purchase eighty (80%) percent of Cosmopolitan Life Insurance Company. We expect to close our acquisition of Cosmopolitan in March 2005, upon regulatory approval by the Arkansas Department of Insurance. Cosmopolitan Life Insurance Company is a
stipulated premium insurer chartered in 1931 in the State of Arkansas.   Since
1998, Cosmopolitan has offered both direct and re-insurance coverage related to health and dental care plans, with a specialty in providing stop-loss coverage for self-funded employer plans.

ACH's principal executive offices are located at 100 Village Square Crossing, Suite 202, Palm Beach Gardens, FL 33410, and our telephone number is (561) 207-6395. The Company's fiscal year ends May 31, 2005.

History

The Company was incorporated in the State of Florida on January 25, 1999 as US Amateur Sports Company, a wholly owned subsidiary of eCom eCom.com, Inc. ("eCom") which trades on the OTC/Bulletin Board under the symbol 'ECEC.' On
                                    10
March 24, 2003, the Company changed its name to USA SportsNet, Inc., and recently changed its name to American Capital Holdings, Inc. in connection with its spin off by eCom and its acquisition of certain assets of a company formerly known as American Capital Holdings, Inc. (now known as ACHI, Inc.) The Company's main office is located at 100 Village Square Crossings, Suite 202, Palm Beach Gardens, Florida 33410, and the telephone number is (561) 622-4395.

While a wholly owned subsidiary of eCom, the Company developed an e-commerce Internet infrastructure. This product provided an affordable, user-friendly technological platform and professional resources to facilitate web business development. It also operated an on-line business as a test model, using Company developed e-commerce concepts to sell sports products.

The Company was one of ten wholly owned subsidiaries of eCom, with varying business plans. In recent years, eCom concluded that it did not have the financial resources necessary to develop all of its ten business units collectively. eCom decided to spin off its subsidiaries into independent companies in the belief that independent companies, each with a distinct business, would be better able to obtain necessary funding and develop their business plans. This belief was based in part on eCom's experience with potential business partners which sought involvement with only one of eCom's subsidiaries, rather than involvement with the multi-faceted eCom.

On December 1, 2003, the Board of Directors of eCom approved the spin-off of the Company. They voted to issue to the shareholders of eCom one share of the Company for every one share of eCom owned as of the record date of January 5, 2004. Fractional shares will be purchased by the Company. No payment was required of the eCom shareholders.

On December 1, 2003, the Board of Directors of eCom approved the spin-off of the Company. They voted to issue to the shareholders of eCom one share of the Company for every one share of eCom owned as of the record date of January 5, 2004. Fractional shares will be purchased by the Company. No payment was required of the eCom shareholders.


After the spin off of the Company was completed, the Company was presented with an opportunity to acquire certain assets of American Capital Holdings, Inc. (now known as, and referred to hereafter as ACHI) On January 12, 2004, the Company entered into an Asset Purchase Agreement with ACHI whereby the Company agreed to acquire certain assets of ACHI in return for the issuance of common stock of the Company in an amount equal to 95% of the total ownership of the Company. In order to accomplish this transaction, the Company effected a 20 to 1 reverse stock split, which reduced its outstanding stock to 2,497,756 shares, and agreed to issue to ACHI 49,955,112 shares. ACHI agreed to accept the issuance of 13,561,804 shares at closing, and assigned its right to receive the 13,561,804 shares to its principle, Barnard A. Richmond, now the President of the Company. The remaining 36,393,308 shares were reserved for issuance by the Company in connection with future acquisitions and financings. The Company then changed its name to American Capital Holdings, Inc., and ACHI changed its name to ACHI, Inc. Of the 36,393,308 shares reserved for future issuance, 2,162,099 shares have now been issued to the shareholders of Spaulding Ventures, LLC, in replacement of shares of ACHI to be issued to Spaulding in connection with a prior acquisition of assets by ACHI from Spaulding.

The assets acquired from ACHI consist primarily of approximately $10.8 million
                                     11
of investment interests in ten developing companies (described below), approximately $5.3 million of restricted securities, approximately $233,000 of marketable securities, approximately $100,000 in cash, and proprietary investment programs known as Energy Tax Incentive Preferred Securities ("ETIPS")and Guaranteed Principal Insured Convertible Securities ("GPICS") which ACHI had developed and specifically designed to facilitate investment in oil and gas exploration in the United States, and in developing companies. See the American Capital Holdings balance sheet included in the Financial Statements section of this report.

On December 30, 2003, prior to the Company's acquisition from ACHI, ACHI entered into a letter agreement with Spaulding Ventures, LLC, pursuant to which ACHI agreed to acquire all of Spaulding's assets in return for 2,093,351 shares of ACHI common stock, plus warrants to purchase a total of 209,335 additional shares of ACHI common stock at a purchase price of $6.00 per share. As part of its acquisition from ACHI of the assets ACHI acquired from Spaulding, the Company agreed to replace the shares and warrants to be issued by ACHI with shares and warrants of the Company. The Company is registering in this offering the shares to be issued when the warrants are exercised.

The assets acquired by ACHI from Spaulding, and subsequently acquired by the Company from ACHI, consist primarily of equity ownership positions in the following ten developing companies:

     Smart Pill Holding Corporation         Brilliant Roadways, Inc.
     @visory, LLC                           eSmokes, Inc.
     Efficien, Inc.                         IS Direct Agency, Inc.
     Solid Imaging, Ltd.                    Century Aerospace Corporation.
     Traffic Engine, Inc.                   Metroflex, Inc.


Business Strategy

We intend to use the financial products of our subsidiaries as solutions, addressing the needs of governmental and private sector businesses regarding unfunded pension liabilities and other post-employment benefit ("OPEB") liabilities. We also plan to sell annuities and other insurance products, through our subsidiaries, to both the public and private sectors. We also intend to invest and/or sell our proprietary ETIPS(TM) and ETICS(TM) products in the public marketplace.

Our GPACS(TM) products, which refers to both the Guaranteed Pension Accounting Contract Solutions product and the Government Pension Accounting Contract Solutions product, relate to a business method of adjusting the balance sheet of a business or governmental organization, and particularly to a system for organizing the unfunded obligations of the organization so that the liability on the balance sheet becomes offset by an asset. The product also provides a systematic investing capability to enhance the profitability of the organization and the improved treatment of tax obligations.

GPACS was created in response to the General Accounting Standards Board ("GASB") Statement 45, which generally requires state and local governmental employers to account for and report the annual cost of OPEB and the outstanding obligations and commitments related to OPEB in essentially the same manner as currently required pension obligations. Annual OPEB costs for most employers will be based on actuarially determined amounts that, if paid on an ongoing basis, generally
                                     12
would provide sufficient resources to pay benefits as they come due. The provisions of Statement 45 do not require governments to fund their OPEB plans. An employer may establish its OPEB liability at zero as of the beginning of the initial year of implementation. However, the unfunded actuarial liability is required to be amortized over future periods. Statement 45 is effective for periods beginning after December 15, 2006, 2007, or 2008, depending on the size of the government entity based on annual revenues used for GASB 34 implementation requirements.

In May of 2004, the GASB issued a corresponding "plan" statement, Statement 43-Financial Reporting for Postemployement Benefit Plans Other than Pension Plans. Statement 43 is effective one year prior to Statement 45. This statement requires a statement of plan net assets, statement of changes in plan net assets, schedule of funding progress, and schedule of employer contributions in the stand-alone financial reports of OPEB plans, as well as in the financial statements of governments having OPEB trust funds.

Actuarial services will be required one year earlier if the "plan" Statement 43 is applicable, unless an alternative measurement method is utilized. However, the alternative measurement method is only an option for plans with a total membership of fewer than one hundred. Many OPEB plans are currently paying benefits on a pay-as-you-go basis. If a government does not have an acceptable trust or equivalent arrangement established, actuarial valuations will not be necessary until Statement 45 is effective. Establishing a trust may be an option for funding OPEB benefits; employers should consider the impact of required actuarial services.

Our GPICS(TM), ETIPS(TM) and ETICS(TM) products are each investment structures designed to maximize the benefit of energy and equipment tax incentives, in order to facilitate investment in energy related and other business enterprises. An essential feature of these products is a guarantee of the principal invested, as a result of the structuring of the investment.

Our plan of operation includes the underwriting of the insurance aspects of our products through our subsidiaries. Pending approvals of our above described proposed acquisitions of Universe and Cosmopolitan, we will use third party insurance carriers. However, upon receiving the approvals, which are expected in due course, we will retain as much premium and commission money as possible within our subsidiaries.

IS Direct currently sells primarily term and whole life insurance products. However, upon the completion of our proposed acquisition of Universe, the scope of products available for sale by IS Direct is expected to broaden. Universe is a life insurance company which we expect to use to underwrite the insurance policies required by our GPACS products.

Until 1998, Cosmopolitan was engaged exclusively in providing burial/final expense insurance, and was operated as a small stipulated premium carrier in association with the funeral home business. In 1998, Cosmopolitan was acquired by Stephen E. Whitwell and Matt Lile, who implemented plans to grow the company. In 1998 a dental insurance product was file-approved and marketing commenced. Cosmopolitan also became involved in providing specific stop-loss coverage for self-funded employer plans for which there was a retro-session agreement. In 2001, Cosmopolitan introduced a new product, Employers Choice Health Plan, referred to as ECHP. Recently, most of Cosmopolitan's revenues have been realized from re-insurance assumed, while its dental product has been a small
                                     13
but profitable segment for the company. Cosmopolitan sees great opportunity for each product to expand and to have great growth potential with the added authority by way of either obtaining Certificate of Authority in additional jurisdictions or by affiliating with an issuing carrier with authority in other jurisdictions to enter into a quota share agreement.


Government Regulation

Life insurance companies are subject to regulation and supervision by the states in which they transact business. State insurance laws establish supervisory agencies with broad regulatory authority, including the power to:

         * grant and revoke licenses to transact business
         * regulate and supervise trade practices and market conduct
         * establish guaranty associations
         * license agents
         * approve policy forms
         * approve premium rates for some lines of business
         * establish reserve requirements
         * prescribe the form and content of required financial statements and reports
         * determine the reasonableness and adequacy of statutory capital and surplus
         * perform financial, market conduct and other examinations
         * define acceptable accounting principles
         * regulate the type and amount of permitted investments
         * limit the amount of dividends and surplus note payments that can be paid without obtaining regulatory approval.

Our life subsidiaries are subject to periodic examinations by state regulatory authorities. The payment of dividends or the distributions, including surplus note payments, by our life subsidiaries is subject to regulation by each subsidiary's state of domicile's insurance department. In addition, dividends and surplus note payments may be made only out of earned surplus, and all surplus note payments are subject to prior approval by regulatory authorities.

Most states have also enacted regulations on the activities of insurance holding company systems, including acquisitions, extraordinary dividends, the terms of surplus notes, the terms of affiliate transactions and other related matters.

Most states have enacted legislation or adopted administrative regulations affecting the acquisition of control of insurance companies as well as transactions between insurance companies and persons controlling them. The nature and extent of such legislation and regulations currently in effect vary from state to state. However, most states require administrative approval of the direct or indirect acquisition of 10% or more of the outstanding voting securities of an insurance company incorporated in the state. The acquisition of 10% of such securities is generally deemed to be the acquisition of "control" for the purpose of the holding company statutes and requires not only the filing of detailed information concerning the acquiring parties and the plan of acquisition, but also administrative approval prior to the acquisition. In many states, the insurance authority may find that "control" in fact does not exist in circumstances in which a person owns or controls more than 10% of the voting securities.

                                       14
Federal legislation and administrative policies in several areas, including pension regulation, age and sex discrimination, financial services regulation, securities regulation and federal taxation can significantly affect the insurance business.

State insurance regulators and the NAIC are continually reexamining existing laws and regulations and developing new legislation for the passage by state legislatures and new regulations for adoption by insurance authorities. Proposed laws and regulations or those still under development pertain to insurer solvency and market conduct and in recent years have focused on:
         * insurance company investments
         * risk-based capital ("RBC") guidelines, which consist of regulatory targeted surplus levels based on the relationship of statutory capital and surplus, with prescribed adjustments, to the sum of stated percentages of each element of a specified list of company risk exposures
         * the implementation of non-statutory guidelines and the circumstances under which dividends may be paid
         * product approvals
         * agent licensing
         * underwriting practices
         * insurance and annuity sales practices.


Properties

The Company does not own any real property. The Company leases its headquarters, consisting of approximately 1.022 square feet of office and warehouse space located at 100 Village Square Crossings, Suite 202, Palm Beach Gardens, Florida. The lease is for a term of one year, at a rental of $2,687 per month including sales tax.


Legal Proceedings

The Company is not a party to any legal proceedings, except for an Involuntary Bankruptcy Petition filed by the Company against eCom, which proceeding is pending in the Federal District Court in Broward County, Florida.


Employees

The Company currently has seven employees, none of which are full time employees, since they all also provide services to affiliated companies.


MANAGEMENT

The following individuals are our executive officers and the members of our board of directors. Each director is elected at our annual meeting of shareholders and holds office until the next annual meeting of shareholders, or until his or her successor is elected and qualified. Our by-laws permit the board of directors to fill any vacancy and such director may serve until the next annual meeting of stockholders or until his or her successor is elected and qualified. The board of directors elects officers annually and their terms of office are at the discretion of the board.
                                     15
Name                       Age                    Positions Held
----------------------    ----           ------------------------------
Barnard A. Richmond         53           Chairman/President/Director

Richard C. Turner           45           Treasurer/Chief Financial
                                         Officer/Secretary/Director

Mathew Salmon               46           Director

Barry M. Goldwater, Jr.     66           Director

Douglas Sizemore            74           Director

Norman E. Taplin            54           Director

Michael Camilleri           51           Director


Barnard A. Richmond has been President and a Director of the Company since its acquisition of certain assets from ACHI in January 2004, and was President and a Director of ACHI prior to that time. From 1985 to the present, Mr. Richmond has been an independent advisor and investor in assisting companies, as well as individuals, regarding public offerings, mergers, reverse mergers and a variety of corporate financing issues. Mr. Richmond has also been an investor in numerous reorganizations and business turnarounds, including many substantial bankruptcy reorganizations. Mr. Richmond has been a member of the Boards of Directors of The Richmond Company, Inc., Benny Richmond, Inc., 877 Management Corporation, King Technologies, Inc., King Radio Corporation, United States Financial Group, Inc., JSV Acquisition Corporation, Chase Capital, Inc, Berkshire International, Inc. and Dunhall Pharmaceuticals, Inc.

Richard C. Turner has been Treasurer and Chief Financial Officer of the Company since June 2001, and became a Director of the Company in February 2004. From September 1990, until he joined the Company in June 2001, Mr. Turner was employed as an accountant by Glenn G. Schanel, CPA, where he was responsible for corporate and individual tax returns, business write-up services, and business consulting services, including computer and database management. Prior to 1990, Mr. Turner was Vice President of Finance at First American Bank, Lake Worth, Florida, where he was responsible for the bank's financial reporting, budgeting and cost accounting.

Michael Camilleri has been a Director of the Company since November 2004, and holds a number of positions within the insurance industry. He is a principal of Preferred Insurance Capital Consultants, LLC. Preferred specializes in actuarial, litigation support and insurance management consulting services. Mr. Camilleri serves as a director and General Counsel of First Commercial Insurance Company, and as a director and officer of various insurance related affiliates of First Commercial. Mr. Camilleri is also President of Newport Star Reinsurance Company, Inc.; a director and Vice President of CEIB Marketing Group, LLC; President, Treasurer and Vice President of Spoleto Holdings, LLC; and Manager of Power One Real Estate Investments, LLC. Within the last five years, Mr. Camilleri has also served as Secretary of Accident Insurance Company, Inc., President and CEO of AmTrust Insurance Company, and Senior Vice President of Insurance Services Offices, Inc.. From 1996 to 1999, he was President of Insurance Data Resources, Inc. (IDR) and IDR Statistical Services, Inc. (IDRSS), national workers compensation rating organizations. Prior to joining IDR in
                                     16
1996, Mr. Camilleri was a senior partner and head of the insurance regulatory and health practices for Adorno & Zeder, P.A. From 1978 to 1991 he was with the National Council on Compensation Insurance, Inc. (NCCI), where he served as Senior Vice President and General Counsel. At NCCI, Mr. Camilleri directed the Legal, National Affairs, Public Affairs and Residual Markets division. During his career with NCCI, he managed countrywide workers compensation assigned risk plans and reinsurance pools, established a prototype National Affairs Department, managed all internal and external affairs, provided oversight on multi state and federal issues including testimony before U.S. Congress, and served as Secretary to the Board of Directors. Mr. Camilleri is the author of texts and articles on workers compensation and health care and is a frequent speaker on workers compensation and health related issues at national conferences.

Barry M. Goldwater, Jr., has been a Director of the Company since November 2004. Mr. Goldwater is President of B2 Solutions, which represents client companies before Congress and various branches of the United States Government, as well as the California and Arizona state legislatures . Prior to joining B2 Solutions, Mr. Goldwater served as a General Partner for 13 equipment leasing partnerships. Mr. Goldwater's background includes 14 years as a United States Congressman, from 1969 to 1983, and 8 years as a Series 7 Registered Representative in the securities brokerage industry and a member of the New York Stock Exchange.
While in Congress, Mr. Goldwater served on committees that had jurisdiction over Energy, Aviation, Space, Defense and Public Works. Mr. Goldwater served on the Joint Committee on Energy, which responded to the oil crisis on 1974.

Matthew Salmon has been a Director of the Company since January 2004. Since August 2001, Mr. Salmon has been President of Upstream Consulting LLC, a Public Affairs consulting company. From 1995 through 2000, Mr. Salmon served in the United States House of Representatives, representing Arizona's First Congressional District.

Douglas Sizemore has been a Director of the Company since November 2004. Mr. Sizemore has been President of Accident Insurance Company, Inc., since 2003, and has also been a self-employed insurance consultant since 2000. From 1995 to 2000, Mr. Sizemore was Commissioner of Insurance for the State of Tennessee. Prior to his position as Commissioner of Insurance, Mr. Sizemore was President of Johnston City Insurance Agency, Inc., dating back to 1959.

Norman E. Taplin has been a Director of the Company since November 2004. Mr. Taplin is an attorney with Norman E. Taplin and Associates, concentrating his practice in the areas of regulatory insurance, administration law, corporate and commercial law representing companies, industries, business matters involving governmental regulation, the securing and maintaining of licenses, governmental approvals and other regulatory issues, real estate, estate planning and probate. He is also involved in matters regarding the establishment of new businesses, real estate developments, and other transactions which may or may not involve governmental regulation. Mr. Taplin has been active in insurance matters since 1975 and has represented a variety of insurance companies in the United States, District of Columbia and select foreign jurisdictions. He is also a member of NALC, and has been appointed to the Hurricane Advisory Board in Georgia.

Our Board of Directors has determined that we have at least one financial expert, Richard C. Turner, serving on our audit committee. Since Mr. Turner is an officer of the Company, as well as a director, he is not considered independent.
                                     17
Our by-laws require us to indemnify directors and officers, to the fullest extent permitted by law, against liabilities which they may incur under the following circumstances:

     (a)     the officer or director conducted himself or herself in good faith;

     (b) his or her conduct was in our best interests, or if the conduct was not in an official capacity, that the conduct was not opposed to our best interests; and

     (c) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. We may not indemnify our officers or directors in connection with a proceeding by or in our right, where the officer or director was adjudged liable to us, or in any other proceeding, where our officer or director are found to have derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


EXECUTIVE COMPENSATION

Prior to January 5, 2004, when the Company was spun off from eCom, our executive officers were paid by eCom. After the Company was spun off from eCom, Richard
C. Turner, our Chief Financial Officer, has been paid an annual salary of $50,000, plus a minimum annual bonus of $50,000. No other executive officer currently receives compensation from the Company.

Mathew Salmon, one of our directors, has been granted warrants to purchase Five Hundred Thousand (500,000) shares of our Common Stock at an exercise price of $.01 per share, as compensation for his directorial and consulting services over the last fifteen (15) months. Each of our other four (4) independent directors have been granted warrants to purchase 250,000 shares each of our Common Stock at an exercise price of $.01 per share, as compensation for their directorial
and consulting services.   The Company plans to add Mr. Ernst Csiszar to its
Board of Directors and expects this to occur within the next seven (7) days. Upon Mr. Csiszar's official acceptance, Mr. Csiszar will be compensated the same warrants to purchase 250,000 shares of our Common Stock @ $.01 per share as the other four (4) independent directors. Additionally, the Company has agreed to pay each independent director $7,500 per quarter for their respective services.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There have been no transactions, and there are no proposed transactions, between the Company and any of its Directors, executive officers or beneficial owners of five (5%) percent or more of the Company's Common Stock, or any member of their immediate families, as to which the Director, officer, beneficial owner, or family member had a material interest.

                                     18
PRINCIPAL SHAREHOLDERS

As of January 15, 2005, there were a total of 15,723,903 shares of the Company's stock outstanding, plus 2,250,000 shares of common stock subscribed for, but not yet issued, pursuant to the conversion of certain convertible notes previously issued by the Company. In addition, the Company has issued warrants to purchase an additional 1,931,209 shares of common stock, and has committed to issue another 4,500,000 warrants to purchase common stock. The table below shows the number of shares of common stock held by (a) each director and executive officer of the Company, (b) the directors and executive officers of the Company as a group, and (c) each person known by us to be the beneficial owner of more than 5% of the Company's outstanding stock. All percentages assume the shares currently subscribed for are issued and assumes all of the warrants are issued and exercised.

                                        Number of          % of Shares
Name and Address                        Shares Owned         Outstanding
-----------------------              -----------------     --------------
Barnard A. Richmond, Director & President    7,084,048            29.0%
601 Seafarer Circle
Jupiter, FL 33477

Richard C. Turner, Director &                  230,870              .9%
& Chief Financial Officer
4200 Oak Street
Palm Beach Gardens, FL 33418

Matthew Salmon, Director                       500,000 (1)         1.9%
2700 N. 3rd Street, Suite 2012
Phoenix, AZ  85004

Barry M. Goldwater, Jr., Director              250,000 (1)         1.0%
3104 E. Camelback, Suite 274
Phoenix, AZ  85016

Douglas Sizemore, Director                     250,000 (1)         1.0%
707 Rambling Road
Johnson City, TN 37604

Norman E. Taplin, Director                     250,000 (1)         1.0%
1555 Palm Beach Lakes Blvd, Ste 1510
West Palm Beach, FL 33401

Michael Camilleri, Director                    250,000 (1)         1.0%
2101 NW Corporate Blvd. Suite 415
Boca Raton, FL 33431

David W. Pong                                2,000,000 (2)         8.2%
161 San Antonio Way
Sacramento, CA 95819
                                         -----------------      -------
All Directors & Executive Officers
     as a group (7 persons)                  8,814,918            36.1%

(1) Represent warrants to purchase common stock which the Company has committed to issue.
                                     19
(2) All shares are held by the David W. Pong Revocable Trust. Includes 380,000 shares currently owned, 810,000 shares to be issued pursuant to the conversion of convertible notes held by the Trust, and warrants to purchase an additional 810,000 shares.


DESCRIPTION OF SECURITIES

Common Stock. Our authorized capital stock consists of 300,000,000 shares of Common Stock, $.0001 par value per share. As of November 30, 2004, 15,723,903 shares of our Common Stock were issued and outstanding, and an additional 1,595,000 shares had been subscribed to but were not yet issued. Of these shares, only the 2,497,756 shares retained by those who were shareholders prior to our acquisition of assets from ACHI are freely tradable. We currently have approximately 5,600 shareholders.

The holders of our Common Stock are entitled to one vote per each share held and have the sole right and power to vote on all matters on which a vote of stockholders is taken. Voting rights are non-cumulative. The holders of shares of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefore and to share pro rata in any distribution to stockholders. Upon liquidation, dissolution, or winding up of the Company, the holders of the Common Stock are entitled to receive the net assets of the Company in proportion to the respective number of shares held by them after payment of liabilities which may be outstanding.

Warrants.     Each warrant will entitle the holder to purchase the number of shares of the Company's common stock as shown on the warrant, for a purchase price of $6.00 per share. The warrants may be exercised at any time within two years from the date of issuance of the warrant.

Florida Law Restricting Change in Control. Florida has enacted legislation that may deter or frustrate takeovers of Florida corporations. The Florida Control Share Act generally provides that shares acquired in excess of certain specified thresholds will not possess any voting rights unless such voting rights are approved by a majority or a corporation's disinterested shareholders. The Florida Affiliated Transactions Act generally requires supermajority approval by disinterested shareholders of certain specified transactions between a public corporation and holders of more than 10% of outstanding voting shares of that corporation (or their affiliates). Florida law and the Company's Articles of Incorporation and Bylaws also authorize the Company to indemnify its directors, officers, employees and agents. In addition, Florida law presently limits the personal liability of corporate directors for monetary damages, except where the directors (i) breach their fiduciary duties and (ii) such breach constitutes or includes certain violations of criminal law, a transaction from which the directors derived an improper person benefit, certain unlawful distributions or certain reckless, wanton or willful acts or misconduct.

Transfer Agent. The Company's Transfer Agent is Florida Atlantic Stock Transfer, 7130 Nob Hill Road, Tamarac, Florida 33321.


PLAN OF DISTRIBUTION

The common stock will be offered by the Company through its officers and directors in states that they are permitted to do so without registration as a
                                     20
broker-dealer and in reliance upon Rule 3a4-1 under the 1934 Act. No selling commission or other remuneration will be paid directly or indirectly to any officer, director or employee of the Company in connection with the sale of the stock. All proceeds from sales of the stock will be placed in the general treasury of the Company as sales are made, and this offering is not contingent upon any minimum amount of common stock being sold. The following estimated expenses will be paid by the Company. The selling shareholders will not be required to pay any portion of these expenses.

      Securities and Exchange Commission registration fee  $    13,509
      Accounting fees and expenses                              50,000
      Blue Sky fees and expenses                                10,000
      Legal fees and expenses                                   65,000
      Printing expenses                                         15,000
      Miscellaneous                                              6,491
                                                          -------------
          TOTAL                                            $   160,000

Each purchaser of the common stock will be required to complete a Subscription Agreement. The Subscription Agreement indicates the amount of securities being purchased by the purchaser along with other required information about the purchaser. The Subscription Agreement must be properly completed and executed by the purchaser and returned to our executive offices with cash, check or money order made payable to American Capital Holdings, Inc. The investment is not effective until accepted by our executive office.

Prior to this offering, there has been no public market for our common stock. We intend to apply for listing of our Common Stock on the American Stock Exchange. In addition to prevailing market conditions, the factors we considered in determining the initial public offering price, the price at which the Debentures may be converted, and the warrant exercise price, are:

    * the valuation multiples of publicly-traded companies that we believe are comparable to us

    *     our financial information

    * the history of, and the prospects for, our company and the industry in which we compete

    * an assessment of our management, its past and present operations, and the prospects for, and timing of, our future revenues,

    *     the present state of our development

    * the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

An active trading market for the shares may not develop. It is also possible that after the offering the shares will not trade in the public market at or above the initial public offering price.


WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act
                                     21
with the SEC with respect to the common stock offered by this prospectus. This prospectus has been filed as part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement because parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement, including all exhibits, may be inspected without charge, or copies of these materials may be made upon the payment of prescribed fees, at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Room 1024 Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-732-0330. In addition, this registration statement, and all exhibits, filed with the Securities and Exchange Commission through its Electronic Data Gathering, Analysis and Retrieval (EDGAR) system are publicly available through the Securities and Exchange Commission's web site located at http//www.sec.gov. Following the effective date of the registration statement relating to this prospectus, we will continue to be subject to the reporting requirements of the Exchange Act and in accordance with these requirements, will file annual, quarterly and special reports, and other information with the Securities and Exchange Commission. We also intend to furnish our shareholders and note holders with annual reports containing audited financial statements and other periodic reports as we think appropriate or as may be required by law.

You may request a copy of these filings, at no cost, by writing to American Capital Holdings, Inc., 100 Village Square Crossing, Suite 202, Palm Beach Gardens, Florida, 33410, Attention: Corporate Secretary. Telephone requests may be directed to the office of the Corporate Secretary of the Company at (561) 207-6395.


LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Redgrave & Rosenthal LLP, 120 E. Palmetto Park Road, Suite 450, Boca Raton, FL 33432.


EXPERTS

Our consolidated financial statements as of May 31, 2004 and 2003, and for the years then ended, appearing in this prospectus and registration statement have been audited by Wieseneck & Andres, P.A. , independent auditors, as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance upon this report given on the authority of such firm as experts in auditing and accounting.


No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by American Capital Holdings, Inc. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.
                                     22









FINANCIAL STATEMENTS


American Capital Holdings, Inc.                      May 31, 2004



INDEX - PART F/S

                                                             PAGE NO.

ITEM 1             FINANCIAL STATEMENTS

        Independent Auditors' Report . . . . . . . . . . . . .  F-2

        Consolidated Balance Sheet
         May 31, 2004  . . . . . . . . . . . . . . . . . . . .  F-3

        Consolidated Statement of Operations
         For The Twelve Months Ended May 31, 2003 and 2004 . .  F-4

        Consolidated Statement of Changes in Shareholders' Equity
         From June 1, 2003 Through May 31, 2004  . . . . . . .  F-5

        Consolidated Statement of Cash Flows
         For The Twelve Months Ended May 31, 2003 and 2004 . .  F-6

        Notes to Consolidated Financial Statements . . . . . .  F-8


















                                      F-1
                                       23





                       Wieseneck, Andres & Company, P.A.
                         Certified Public Accountants
                        772 U. S. Highway 1, Suite 100
                       North Palm Beach, Florida  33408
                               (561) 626-0400

Thomas B. Andres, C.P.A.*, C.V.A.                     FAX (561) 626-3453
Paul M. Wieseneck, C.P.A.
*Regulated by the State of Florida


                       Independent Auditors' Report


To the Board of Directors and Stockholders
American Capital Holdings, Inc.

We have audited the accompanying consolidated balance sheet of American Capital Holdings, Inc. as of May 31, 2004 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the twelve months ending May 31, 2003 and 2004. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards established by the Public Company Accounting Oversight Board (United States). Those standards require that we Plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to in the first paragraph present fairly, in all material respects, the consolidated financial position of American Capital Holdings, Inc. as of May 31, 2004 and the results of its consolidated operations and cash flows for the period from June 1, 2003 through May 31, 2004, in conformity with accounting principles generally accepted in the United States of America.



/s/Wieseneck, Andres & Company, P.A.

North Palm Beach, Florida
November 10, 2004



                                      F-2
AMERICAN CAPITAL HOLDINGS, INC.
CONSOLIDATED BALANCE SHEET
MAY 31, 2004

   ASSETS
       Current Assets
            Cash and Cash Equivalents                  $      22,614
            Notes Receivable                                 138,952
            Loans Receivable Related Parties (net)            27,067
            Prepaid Expenses                                  87,197
            Marketable Securities                          2,963,178
                                                         ------------
                Total Current Assets                       3,239,008
                                                         ------------

       Property and Equipment, net                            43,472
                                                         ------------

       Other Assets
            Intangible Assets, net                         2,960,668
            Goodwill                                       8,209,071
            Security Deposit                                   3,110
                                                         ------------
                Total Other Assets                        11,172,849
                                                         ------------
   TOTAL ASSETS                                        $  14,455,329
                                                         ============
   LIABILITIES & STOCKHOLDERS' EQUITY
     Liabilities
            Current Liabilities
               Accounts Payable                        $      27,806
               Accrued Expenses                               11,021
               Loan Payable Related Party                     57,681
               Current Portion of Notes
                   and Loans Payable                         834,977
                                                         ------------
               Total Current Liabilities                     931,485
                                                         ------------
        Total Liabilities                                    931,485
                                                         ------------
        Stockholders' Equity
            Common Stock $.0001 par value, 100 million
             shares authorized, 15,723,903 shares issued
             and outstanding, 1,300,000 shares unissued        1,702
            Paid-in-Capital                               14,686,363
            Accumulated Deficit                             (651,224)
            Accumulated Comprehensive Loss                  (512,997)
                                                         ------------
     Total Stockholders' Equity                           13,523,844

TOTAL LIABILITIES & STOCHHOLDERS' EQUITY               $  14,455,329
                                                         ============

See accompanying summary of accounting policies and notes to financial statements.

                                      F-3
AMERICAN CAPITAL HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED MAY 31, 2004 and 2003
                                                      2004               2003
                                               _____________      ____________
    Revenues
            Net Sales                           $          -      $         -
            Cost of Sales                             (3,952)               -
                                                 ------------     ------------
                Gross Profit                          (3,952)               -

    Operating Expenses
            General and Administrative               122,647                -
            Bad Debt                                 343,995                -
            Sales and Marketing                       13,391                -
            Impairment Expense                         6,493                -
                                                 ------------     ------------
          Total Operating Expenses                   486,526                -

                                                 ------------     ------------
          Loss from Operations                      (490,478)               -
                                                 ------------     ------------
    Other Income (Expense)
            Interest Income                            2,260                -
            Interest Expense                         (23,006)               -
            Loss on Disposition of Common Stock     (140,000)               -

                                                 ------------     ------------
                Net Other Expenses                  (160,746)               -
                                                 ------------     ------------
 Net Loss Before Other Comprehensive Losses         (651,224)               -
                                                 ------------     ------------
    Other Comprehensive Income / (Loss)
        Unrealized Holding Loss During Period       (537,604)               -
        Unrealized Holding Gain During Period         24,607)               -
                                                 ------------     ------------
    Net Other Comprehensive Loss                    (512,997)               -
                                                 ------------     ------------
Net Loss                                         $(1,164,221)     $         0
                                                 ============     ============


Basic and Diluted
 Net Loss Per Common Share                       $      (.18)     $       .00
                                                 ============     ============


Weighted Average Shares Outstanding                6,551,685                5
                                                 ============     ============


See accompanying summary of accounting policies and notes to financial statements.



                                      F-4
AMERICAN CAPITAL HOLDINGS, INC.
CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
FROM JUNE 1, 2003 THROUGH MAY 31, 2004

                  Number          Add'l Paid
                    Of    At Par  in Capital  Retained  Accum. other      Total
                  Shares   Value  & Treasury  Earnings  Comprehen-  Stockholder
                  Issued  $.0001    Stock       (Loss)   sive Inc.       Equity
                ---------- ------ ----------- ---------- ---------- -----------
Balance,
 May 31, 2003           5  $   0     $    0    $     0    $     0    $       0

Cancellation of
 Common Stock held
 by eCom eCom          (5)    (0)        (0)         0          0            0

Issuance of
 Common Stock to
 eCom eCom.com Inc.
 shareholders    2,497,756    250          -          -          -         250

Issuance of
 Common Stock
 for the acquisition
 of ACHI, Inc.
 assets.        13,226,147  1,322  13,176,443        -          -   13,177,765

Issuance of
 Detachable warrants     -      -      10,050        -          -       10,050

Purchase of
 IS Direct Agency NY
 for 800,000,
 subscribed but
 unissued shares         -     80     999,920        -          -    1,000,000

Conversion of
 $500,000 Debt to
 stock - unissued        -     50     499,950        -          -      500,000

Accumulated other
 comprehensive
 loss, net               -      -          -         -    (512,997)   (512,997)

Net Operating Loss       -      -          -   (651,224)         -    (651,224)
                ---------- ------ ----------- ---------- ---------- -----------
Balance,
  May 31, 2004  15,723,903 $1,702 $14,686,363 $(651,224) $(512,997) $13,523,844
                ========== ====== =========== ========== ========== ===========



See accompanying summary of accounting policies and notes to financial statements.


                                      F-5
AMERICAN CAPITAL HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED MAY 31, 2004 and 2003

                                                         2004         2003
                                                     ----------   ----------
Cash Flows From Operating Activities
    Cash received from customers                            -     $      -
    Cash paid to suppliers of goods
        and services                               $ (143,268)           -
    Income Taxes Paid                                       -            -
    Interest Paid                                     (13,691)           -
    Interest Received                                       -            -
                                                _______________ _____________
        Net Cash Flows Used in
         Operating Activities                        (156,959)           -
                                                _______________ _____________
Cash Flows From Financing Activities
    Proceeds of Loans from Stockholders               329,997            -
    Proceeds of Loans from Related Company             57,661            -
    Collection of Loan From Related Company            25,793            -
    Loan to Related Company                           (27,067)           -
    Loan to Related Company                          (343,995)           -
    Purchase of Common Stock                         (362,816)           -
    Loan Proceeds Converted to Common Stock           500,000            -
                                                _______________  _____________
Net Cash Flows Provided By
         Financing Activities                         179,573            -
                                                _______________  _____________
Net Increase in Cash                                   22,614            -

Cash and Cash Equivalents at
 Beginning of Period, June 1, 2003 and 2002                 0            0
                                                _______________  _____________
Cash and Cash Equivalents at
End of Period, May 31, 2004 and 2003              $    22,614     $      0
                                                ===============  =============















See accompanying summary of accounting policies and notes to financial statements.


                                     F-6

AMERICAN CAPITAL HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED MAY 31, 2004 and 2003


                                                         2004            2003
                                                --------------   -------------

Reconciliation of Net Loss to Net Cash Flows Used in Operating Activities


    Net Loss                                     $ (1,164,221)     $        -
    Cash was increased by:
        Other Comprehensive Income                    512,997               -
        Loss on Disposition of Common Stock           140,000               -
        Valuation Loss                                  6,493               -
        Amortization                                        -               -
        Depreciation                                    3,952               -
        Bad Debt adjustment                           343,995               -
        Increase in Accounts Payable                   27,806               -
        Increase in Accrued Expenses                    1,706               -
    Cash was decreased by
        Increase in Prepaid Expenses                  (26,577)              -
        Increase in Security Deposits                  (3,110)              -
                                                _______________  _____________
        Net Cash Flows Used in
         Operating Activities                    $   (156,959)    $         -
                                                ===============  =============


Supplemental Disclosures
Of Non Cash Investing and
Financing Activities:
------------------------
On February 29, 2004 the Company acquired approximately $137,000 in notes receivable, common and preferred stock in various entities valued at $3.1 million, equipment of $47,000, intangible assets of $6,000, intellectual property valued at $3.5 million, various prepaid assets valued at $92,000, goodwill of $7.2 million and assumed $1,005,000 in debt for the issuance of 13,226,147 shares of the Company's common stock.












See accompanying summary of accounting policies and notes to financial statements.

                                      F-7

AMERICAN CAPITAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWELVE MONTHS ENDED MAY 31, 2004

NOTE A - NATURE OF OPERATIONS

American Capital Holdings, Inc. (the "Company") was incorporated in the State of Florida on January 27, 1999 as U S Amateur Sports Company, a wholly owned subsidiary of eCom eCom.com, Inc.("eCom") which trades on the OTC/Bulletin Board under the symbol 'ECEC.' On March 19, 2003, the Company changed its name to USA SportsNet Company, and on December 12, 2003 changed its name to American Capital Holdings, Inc. in connection with its spin off by eCom and its acquisition of certain assets of a company formerly known as American Capital Holdings, Inc. (now known as ACHI, Inc.) The Company's main office is located at 100 Village Square Crossing, Suite 202, Palm Beach Gardens, Florida 33410, and the telephone number is (561) 207-6395.

IS Direct Agency, Inc. ("ISDA") was incorporated in the State of Florida on May 20, 2004. On May 21, 2004 ISDA acquired the assets of IS Direct Agency, Inc., a New York Corporation. ISDA provides internet based term life insurance quotes.

While a wholly owned subsidiary of eCom, the Company developed an e-commerce Internet infrastructure. This product provided an affordable, user-friendly technological platform and professional resources to facilitate web business development. It also operated an on-line business as a test model using Company developed e-commerce concepts to sell sports products.

The Spin-Off. The Company was one of ten wholly owned subsidiaries of eCom, with varying business plans. In recent years, eCom concluded that it did not have the financial resources necessary to develop all of its ten business units collectively. eCom decided to spin off its subsidiaries into independent companies in the belief that independent companies, each with a distinct business, would be better able to obtain necessary funding and develop their business plans. This belief was based in part on eCom's experience with potential business partners which sought involvement with only one of eCom's subsidiaries, rather than involvement with the multi-faceted eCom.

On December 1, 2003, the Board of Directors of eCom approved the spin-off of the Company. They voted to issue to the shareholders of eCom one share of the Company for every one share of eCom owned as of the record date of January 5, 2004. Fractional shares will be purchased by the Company. No payment was required of the eCom shareholders.

Acquisition from American Capital Holdings. After the spin off of the Company was completed, the Company was presented with an opportunity to acquire certain assets of American Capital Holdings, Inc. (now known as, and referred to hereafter as ACHI). On January 12, 2004, the Company entered into an Asset Purchase Agreement with ACHI whereby the Company acquired certain assets of ACHI in return for the issuance of common stock of the Company in an amount equal to 84.1% of the total ownership of the Company. In order to accomplish this transaction, the Company effected a 20 to 1 reverse stock split, which reduced its outstanding stock to 2,497,756 shares, and agreed to issue to ACHI


See accompanying independent accountants' audit report.
                                      F-8
AMERICAN CAPITAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWELVE MONTHS ENDED MAY 31, 2004

NOTE A - NATURE OF OPERATIONS (CONTINUED)

49,955,112 shares. ACHI agreed to accept the issuance of 13,561,804 shares at closing, and assigned its right to receive the 13,561,804 shares to its principle, Barnard A. Richmond, now the President of the Company. The remaining 36,393,308 shares were reserved for issuance by the Company in connection with future acquisitions and financings. The Company then changed its name to American Capital Holdings, Inc., and ACHI changed its name to ACHI, Inc. Of the 36,393,308 shares reserved for future issuance, 2,162,099 shares have now been issued to the shareholders of Spaulding Ventures, LLC, in replacement of shares of ACHI to be issued to Spaulding in connection with a prior acquisition of assets by ACHI from Spaulding.


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation, Use of Estimates
The Company maintains its accounts on the accrual basis of accounting. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
Revenue and Dividends from investments is recognized at the time the investment dividends are declared payable by the underlying investment. Capital Gains and losses are recorded on the date of sale of the investment.

Cash
Cash consists of deposits in banks and other financial institutions having original maturities of less than ninety days.

Allowance for Doubtful Accounts
It is the policy of management to review the outstanding accounts receivable at year end, as well as the bad debt write-offs experienced in the past, and establish an allowance for doubtful accounts for uncollectible amounts.

Depreciation
Property and equipment is recorded at cost and is depreciated over the estimated useful lives of the related assets. Depreciation is computed using the straight-line method.




See accompanying independent accountants' audit report.




                                      F-9
AMERICAN CAPITAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWELVE MONTHS ENDED MAY 31, 2004


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Amortization
The accounting for a recognized intangible asset acquired after June 30, 2001 is based on its useful life to the Company. If an intangible asset has a finite life, but the precise length of that life is not known, that intangible asset shall be amortized over management's best estimate of its useful life.
An intangible asset with a indefinite useful life is not amortized. The useful life to an entity is the period over which the asset is expected to contribute directly or indirectly to the future cash flows of that entity.

Investments
Investments are stated at the lower of cost and market value.


NOTE C -  NOTES RECEIVABLE

Notes Receivable at May 31, 2004 consist of the following:

   An 8% non-collateralized note that matures in December 2004,
   Interest is payable quarterly.  Included in the balance is
   $11,963 of accrued interest receivable.                        $ 111,963

   A 4% non-collateralized note due on demand.  Included in
   the balance is $1,989 of accrued interest receivable.             26,989
                                                                  ----------
       Total Notes Receivable                                     $ 138,952
                                                                  ==========

Management has made a determination that all of the notes receivable are collectable and therefore, has not established an allowance for doubtful accounts.


NOTE D - LOANS RECEIVABLE RELATED PARTIES

The three loans receivable from related corporate entities are non-collateralized, non-interest bearing and are due on demand.

The loans due as of May 31, 2004 are as follows:

    eCom eCom.com Inc.       $  27,067
    Freedom 4 Wireless, Inc.   343,995
     Less bad debts           (343,995)
                              ---------
        Total                $  27,067
                              =========



See accompanying independent accountants' audit report.
                                     F-10
AMERICAN CAPITAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWELVE MONTHS ENDED MAY 31, 2004


NOTE E - INVESTMENTS

The Company accounts for its investments in common stock using the equity method for those investments which the Company does not own a controlling interest. These investments are currently recorded at cost. The Company's share of the investors earnings or losses, if any, are not available at the date of these financial statements. No quoted market price is available for these investments.

The Company accounts for investments in common stock for which there is a quoted market price as an Available-for-Sale security under Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities.

On May 31, 2004, investments consisted of the following:

Equity Method of Accounting
Investment Securities at Cost
   @Visory, LLC                          $   112,500
   Brilliant Coatings, Inc.                  250,000
   Century Aerospace Corporation             285,000
   eSmokes, Inc.                             100,000
   Efficien, Inc.                            287,000
   Smartpill Diagnostics, Inc.               770,000
   Metroflex, Inc.                           900,000
                                          -----------
Total Equity Method Securities at Cost     2,704,500

Available-for-Sale method of accounting
  eCom eCom.com Inc.                         258,678
                                          -----------
    Total Available-for-Sale securities      258,678
                                          -----------
Total Investment Securities              $ 2,963,178
                                          ===========

Equity Method Securities:

@Visory, LLC is a limited liability company located in East Aurora NY. The Company owns 250,000 Series A units of @Visory LLC. The Company's investment amounts to 1.2% of the outstanding units of @Visory, LLC. @Visory, LLC is taxed as a partnership, not publicly traded. As of May 31, 2004 @Visory, LLC had investments in the following companies: Appraisal.com; SmartPill Diagnostics; Efficien; Liquid Matrix; Saturn Internet Reservations; StudentVoice; Synacor; and Yipee, Inc.





See accompanying independent accountants' audit report.
                                     F-11
AMERICAN CAPITAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWELVE MONTHS ENDED MAY 31, 2004

NOTE E - INVESTMENTS (CONTINUED)

Brilliant Coatings is a Nevada Corporation. The Company owns 15,000,000 common shares of Brilliant Coatings. The Company's investment amounts to 2.3% of the outstanding common shares of Brilliant Coatings Inc.

Century Aerospace is a Delaware Corporation. The Company owns 57,000 common shares of Century Aerospace. The Company's investment amounts to .7% of the outstanding common shares of Century Aerospace

eSmokes, Inc is a Florida Corporation. The company owns 300,000 common shares of eSmokes, Inc. The Company's investment amounts to 3.3% of the outstanding shares of eSmokes, Inc.

Efficien, Inc. is a Delaware Corporation. The Company owns 500,000 common shares of Efficien. The Company's investment amounts to 11.9% of the outstanding common shares of Efficien, Inc. Efficent specializes in the development of internet based applications to improve the efficiency of hospital supply and material flow through an integrated application service provider (ASP) solution.

SmartPill Diagnostics, Inc. is a Delaware Corporation. The Company owns 1,194,824 Series A preferred shares of SmartPill Diagnostics, Inc. The Company's investment amounts to 11.60% of the outstanding shares of SmartPill Diagnostics, Inc. SmartPill Diagnostics is a leading developer of SmartPill
Capsule endoscopy technology.   About the size of a vitamin pill, the SmartPill
Capsule is a capsule endoscopy device that uses patented technology to measure peristaltic pressure, pH and transit time, and determine real-time location; factors that aid Gastroenterologists in the diagnosis of such GI motility disorders as Gastroparesis and Dyspepsia. The patient benefits from a more accurate diagnosis and a more comfortable, non-invasive, non-surgical approach to GI exploratory examinations.


Metroflex, Inc. is a Delaware Corporation. The Company owns 900,000 common shares of Metroflex, Inc. Metroflex's MetroFlexCard operates as a MasterCard debit card. The card enables employers to set up programs through which employees can pay for commuter expenses-mass transit and parking expenses on a pretax basis.

Available-for-Sale Securities:

eCom eCom.com, Inc. is a Florida Corporation and trades on the OTC/BB:ECEC. The company which was the former parent of USA SportsNet Company now American Capital Holdings, Inc., owns 1,437,100 common shares of eCom. The Company's investment amounts to 2.9% of the outstanding shares of eCom. The cost for this investment as of May 31, 2004 was $235,071. On May 31, 2004 the market value based on a closing bid price of 0.16 per share was $258,678. The difference in cost versus market value is recorded as Accumulated Other Comprehensive Income of $23,607.

See accompanying independent accountants' audit report.
                                     F-12
AMERICAN CAPITAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWELVE MONTHS ENDED MAY 31, 2004


NOTE F - PROPERTY AND EQUIPMENT

Equipment consisting of various Cisco routers, switches, cables, and dual speed hubs were acquired from a company owned by a majority stockholder of American Capital Holdings, Inc. The equipment is being used to support a hosting operations center. Depreciation expense of $3,952 has been recorded as of May 31, 2004.


NOTE G - PREPAID EXPENSES

Prepaid expenses consist principally of amounts paid for auditing work for the Company, along with marketing and research material to be used for investor relations.


NOTE H - INTANGIBLE ASSETS


On February 29, 2004, the Company received intellectual property rights when it acquired 53,910,922 common shares of Air Media Now, Inc. from a related company. The fair value of the publicly traded shares at date of receipt was $3,469,622. The Intellectual property rights were not amortized at February 29, 2004. Management reviews intangible assets for impairment annually. Intangible assets with a finite useful life acquired after June 30, 2001 are amortized over their useful lives to the company. Intangible assets acquired after June 30, 2001 having a infinite useful life are recovered at their fair value and are not amortized. Management reviews all intangible assets for impairment annually. Market value of the Air Media Now property decreased between February 29, 2004 and May 31, 2004. This decrease has been recorded has been recorded as a decrease in paid in capital of $536,604.


NOTE I - OTHER ASSETS

Other assets consist primarily of security deposits on the lease of office facilities.


NOTE J - Loan Payable Related Party

A non-interest bearing, non-collateralized loan payable to a related company in the amount of $57,681 is due on demand.







See accompanying independent accountants' audit report.
                                     F-13
AMERICAN CAPITAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWELVE MONTHS ENDED MAY 31, 2004


NOTE K - PROMISSORY NOTES

Promissory Notes as of May 31, 2004 consisted of:
                                                        May 31, 2004
                                                      ---------------
Four interest bearing, non-collateralized
loans.  The loans have various maturities
throughout 2004.                                         $ 494,950
                                                         ----------
     Total Notes Payable                                   494,950
     Less Current Portion                                 (494,950)
                                                         ----------
     Net Long-term Debt                                  $       0
                                                         ==========
The short-term notes payable mature as follows:
     May 31, 2004                                        $ 494,950
                                                         ==========
Two non-interest bearing, non-collateralized loans
     due on demand                                       $ 340,027
                                                         ==========

The notes and loans can be converted to shares of the Company's $.0001 par value common stock at the option of the holder. The notes pay interest at 10% per annum. Interest is paid quarterly. The loan can be converted at 80% of the average closing price of Company's common stock for the preceding five (5) consecutive trading days with a floor of $1. The holder of a $500,000 10% note payable with accrued interest of $9,315 agreed on May 7, 2004 to convert their debt to common shares. By Agreement, the shares of common stock at conversion will not be issued until the effective date of the Company's filings with the United States Securities & Exchange Commission.

NOTE L - WARRANTS

The Company has issued 1,005,000 (505,000 + 500,000) detachable warrants for each dollar of debt as described in Note K above. Management has determined that the value of the detachable warrants to be $.01 on the date of issuance and have charged paid in capital $10,050 during the period. Each warrant entitles the holder to purchase one (1) share of common stock at $.01. The Company also issued 400,000 warrants to one of the former owners of IS Direct Agency for providing his insurance licensing in all fifty states. The warrants can be exercised for $.01 each. An additional 216,209 warrants were issued in connection with the Spaulding acquisition, one warrant for every ten shares owned. Each unit of Spaulding entitled the owner to one warrant with an exercise price of $6.00 each.





See accompanying independent accountants' audit report.

                                     F-14
AMERICAN CAPITAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWELVE MONTHS ENDED MAY 31, 2004


NOTE L - WARRANTS (CONTINUED)

The following is a summary of warrants through May 31, 2004:

       Outstanding warrants at the beginning of the year           0
       Warrants issued                                     1,621,209
       Warrants expired                                            0
       Warrants exercised                                          0
                                                         ------------
       Warrants outstanding at May 31, 2004                1,621,209

The warrants expire as follows:

       Expiration Date                  Number of Warrants
       --------------------             ------------------
       September 30, 2004                       75,000
       January 31, 2005                        130,000
       August 15, 2005                         300,000
       December 15, 2005                       500,000
       December 31, 2005                       216,209
       Warrants expiring beyond 2005           400,000
                                          -------------
                                             1,621,209
                                          =============


NOTE M - COMMITMENTS AND CONTINGENCIES

The Company leases approximately 1200 feet office facilities in Palm Beach Gardens, Florida under an operating lease of $3,297 per month which expires on January 31, 2005. ISDA leases approximately 200 square feet of office facilities in Buffalo, NY under a month to month agreement of $425.00 per month. Future minimum lease payments including sales tax as of May 31, 2004 are:
Fiscal Years ending:

            May 31, 2005                        26,373
                                               -------
            Total Minimum Lease Payments      $ 26,373

Rent expense for the Twelve month period ending May 31, 2004 was $8,579.


NOTE N - INCOME TAXES

No provision for federal and state income taxes has been recorded because the Company has incurred net operating losses since inception. The Company's net operating loss carry-forward as of May 31, 2004 totals approximately $495,000. These carry-forwards, which will be available to offset future taxable income, and expire beginning in May 31, 2024.

See accompanying independent accountants' audit report.
                                     F-15
AMERICAN CAPITAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWELVE MONTHS ENDED MAY 31, 2004


NOTE N - INCOME TAXES (CONTINUED)

The Company does not believe that the realization of the related net deferred tax asset meets the criteria required by generally accepted accounting principles and, accordingly, the deferred income tax asset arising from such loss carry forward has been fully reserved.

The Company accounts for income taxes in accordance with FASB Statement No. 109, Accounting for Income Taxes (FASB 109). Under FASB 109, income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related to certain income and expenses recognized in different periods for financial and income tax reporting purposes. Deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

Deferred taxes also are recognized for operating losses and tax credits that are available to offset future taxable income and income taxes, respectively. A valuation allowance is provided if it is more likely than not that some or all of the deferred tax assets will not be realized.


NOTE O - STOCKHOLDERS' EQUITY

To facilitate the purchase of the assets of ACHI, the Company recorded a one for twenty reverse split on the Effective Date of the currently outstanding common stock, while maintaining the conversion and exercise prices of the Senior Notes, the Secured Notes, the Subordinated Notes and the related warrants. All prior period share and per-share amounts have been restated to account for the reverse split. Any fractional shares remaining after the reverse split will be paid out in cash to the shareholder on the Effective Date.

Warrants were granted to Promissory Noteholders with detachable warrants. Management has determined that the fair value of each warrant is $0.01.

The computation of diluted loss per share before extraordinary item for the year ended May 31, 2004 does not include shares from potentially dilutive securities as the assumption of conversion or exercise of these would have an antidilutive effect on loss per share before extraordinary items. In accordance with generally accepted accounting principles, diluted loss per share from extraordinary item is calculated using the same number of potential common shares as used in the computation of loss per share before extraordinary items.

NOTE P - DEFERRED TAX ASSET

Deferred income taxes are provided for temporary differences between the financial reporting and income tax basis of the Company's assets and

See accompanying independent accountants' audit report.
                                     F-16
AMERICAN CAPITAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWELVE MONTHS ENDED MAY 31, 2004

liabilities. Temporary differences, net operating loss carry forwards and valuation allowances comprising the net deferred taxes on the balance sheets is as follows:

                                                      May 31, 2004
                                                     --------------
         Loss carry forward for tax purposes          $    495,075
                                                     ==============
         Deferred tax asset (34%)                          168,326
         Valuation allowance                              (168,326)
                                                     --------------
         Net deferred tax asset                                  -
                                                     ==============

No provision for federal and state income taxes has been recorded because the Company has incurred net operating losses since inception. The Company's net operating loss carry-forward as of May 31, 2004 was approximately
$495,000. These carry-forwards, which will be available to offset future taxable income, will expire through the year 2024.

The Company does not believe that the realization of the related net deferred tax asset meets the criteria required by generally accepted accounting principles and, accordingly, the deferred income tax asset arising from such loss carry forward has been fully reserved.


NOTE Q - RELATED PARTY TRANSACTIONS

The Company has accounts receivables due from two related company entities. eCom eCom.com, Inc. owes $27,067 for services paid to the Company's transfer agent and accountant. Freedom 4 Wireless, Inc. owes the Company $343,995 for working capital and inventory purchased by ACHI, subsequently purchased by the Company on February 29, 2004. These related party transactions totaled $371,062 on May 31, 2004.


NOTE R - RECENT ACCOUNTING PRONOUNCEMENTS

The FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations with an effective date for financial statements issued for fiscal years beginning after June 15, 2002. The statement addresses financial accounting and reporting for obligations related with the retirement of tangible long-lived assets and the costs associated with asset retirement. The statement requires the recognition of retirement obligations which will, therefore, generally increase liabilities; retirement costs will be added to the carrying value of long-lived assets, therefore, assets will be increased; and depreciation and accretion expense will be higher in the later years of an assets life than in earlier years. The Company adopted SFAS No. 143 at January 1, 2002. The adoption of SFAS No. 143 had no impact on the Company's operating results or financial positions.

See accompanying independent accountants' audit report.
                                     F-17
AMERICAN CAPITAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
TWELVE MONTHS ENDED MAY 31, 2004


NOTE R - RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

The FASB also issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets and is effective for financial statements issued for fiscal years beginning January 1, 2002. This statement addresses financial accounting and reporting for the impairment or the disposal of long-lived asset. An impairment loss is recognized if the carrying amount of a long-lived group exceeds the sum of the undiscounted cash flow expected to result from the use and eventual disposition of the asset group. Long-lived assets should be tested at least annually or whenever changes in circumstances indicate that its carrying amount may not be recoverable. This statement does not apply to goodwill and intangible assets that are not amortized. The Company adapted SFAS No. 144 in the first quarter of 2002. The adoption of SFAS No. 144 had no impact on the Company's operating results or financial position.

In April 2002, the FASB issued SFAS No. 145, "Rescission of the FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections"("SFAS No. 145"). SFAS No. 145 eliminates the requirement to classify gains and losses from the extinguishment of indebtedness as extraordinary, requires certain lease modifications to be treated the same as a sale-leaseback transaction, and makes other non-substantive technical corrections to existing pronouncements. SFAS No. 145 is effective for fiscal years beginning after May 15, 2002. SFAS No. 145 was adopted on June 1, 2003 and did not have a material effect on the Company's financial position or results of operations.

The FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" and is effective for financial instruments entered into after May 31, 2003. This Statement establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability because that financial instrument embodies an obligation of the issuer. The Company has adopted SFAS No. 150 and the adoption has had no impact on the Company's operating results or financial position.

Goodwill and intangible assets acquired prior to July 1, 2001 will continue to be amortized and tested for impairment in accordance with pre- SFAS No. 142 requirements until adoption of SFAS No. 142. Under the provision of SFAS No.142, intangible assets with definite useful lives will be amortized to their estimated residual values over those estimated useful lives in proportion to the economic benefits consumed. Such intangible assets remain subject to the impairment provisions of SFAS No. 121. Intangible assets with indefinite useful lives will be tested for impairment annually in lieu of being amortized. The impact of adopting SFAS Nos. 141 and 142 will not cause a material change in the Company's consolidated financial statements as of the date of this report.


See accompanying independent accountants' audit report.
                               F-18
End of May 31, 2004 Financials





American Capital Holdings, Inc.                      November 30, 2004




INDEX - PART F/S


                                                             PAGE NO.

ITEM 1             FINANCIAL STATEMENTS

        Independent Accountants' Report  . . . . . . . . . . . . . .  F-20

        Consolidated Balance Sheets
         November 30 2004 and May 31, 2004   . . . . . . . . . . . .  F-21

        Consolidated Statement of Operations
         Six Months Ended November 30, 2004 and November 30, 2003. .  F-22

        Consolidated Statement of Operations
         Three Months Ended November 30, 2004 and November 30, 2003.  F-23

        Consolidated Statement of Changes in Shareholders' Equity
         from June 1, 2003 Through November 30, 2004 . ..  . . . . .  F-24

        Consolidated Statement of Cash Flows
         for the Three Months Ended November 30, 2004 and 2003 . . .  F-25

        Notes to Consolidated Financial Statements . . . . . . . . .  F-27





















                                     F-19
                       Wieseneck, Andres & Company, P.A.
                         Certified Public Accountants
                        772 U. S. Highway 1, Suite 100
                       North Palm Beach, Florida  33408
                               (561) 626-0400

Thomas B. Andres, C.P.A.*, C.V.A.                     FAX (561) 626-3453
Paul M. Wieseneck, C.P.A.
*Regulated by the State of Florida


                       Independent Accountants' Report


To the Board of Directors and Stockholders
American Capital Holdings, Inc.
Palm Beach Gardens, Florida

We have reviewed the accompanying consolidated balance sheet of American Capital Holdings, Inc. as of November 30, 2004 and May 31, 2004, and the related consolidated statements of operations, for the three-month periods and the six-month periods ended November 30, 2004 and 2003, the consolidated statement of changes in stockholders' equity from June 1, 2003 through November 30, 2004, and the consolidated statement of cash flows for the six-month periods ended November 30, 2004 and 2003, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of American Capital Holdings, Inc.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.



/s/Wieseneck, Andres & Company, P.A.


North Palm Beach
January 7, 2005









                                    F-20

AMERICAN CAPITAL HOLDINGS, INC.
CONSOLIDATED BALANCE SHEET
                                             NOVEMBER 30, 2004   MAY 31, 2004
ASSETS
    Current Assets
         Cash and Cash Equivalents              $      33,618  $      22,614
         Notes Receivable                             155,353        138,952
         Loans Receivable Related Parties (net)       380,447         27,067
         Prepaid Expenses                             103,749         87,197
         Marketable Securities                      2,277,126      2,963,178
         Other Current Assets                         250,000              -
                                                  ------------   ------------
             Total Current Assets                   3,200,293      3,239,008
                                                  ------------   ------------

    Property and Equipment, net                        52,765         43,472
                                                  ------------   ------------
    Other Assets
         Intangible Assets, net                     1,268,477      2,960,668
         Goodwill                                   8,209,071      8,209,071
         Security Deposit                               3,110          3,110
                                                  ------------   ------------
             Total Other Assets                     9,480,658     11,172,849
                                                  ------------   ------------
TOTAL ASSETS                                    $  12,733,716  $  14,455,329
                                                  ============   ============
LIABILITIES & STOCKHOLDERS' EQUITY
  Liabilities
         Current Liabilities
            Accounts Payable                    $      20,640  $      27,806
            Accrued Expenses                           21,945         11,021
            Loan Payable Related Parties              276,082         57,681
            Current Portion of Notes
                and Loans Payable                   1,049,977        834,977
                                                  ------------   ------------
            Total Current Liabilities               1,368,644        931,485
                                                  ------------   ------------
     Total Liabilities                              1,368,644        931,485
                                                  ------------   ------------
     Stockholders' Equity
         Common Stock $.0001 par value, 100 million
          shares authorized, 15,723,903 shares issued
          and outstanding, 1,595,000 unissued           1,732          1,702
         Paid-in-Capital                           14,981,333     14,686,363
         Accumulated Deficit                       (1,231,002)      (651,224)
         Accumulated Comprehensive Loss            (2,386,991)      (512,997)
                                                  ------------   ------------
  Total Stockholders' Equity                       11,365,072     13,523,844
                                                  ------------   ------------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY         $ 12,733,716  $  14,455,329
                                                  ============   ============


See accompanying summary of accounting policies, notes to financial statements and independent accountants' review report.
                                   F-21

AMERICAN CAPITAL HOLDINGS, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED
NOVEMBER 30, 2004 AND 2003

                                           NOVEMBER 30, 2004  NOVEMBER 30, 2003

       Revenues
               Net Sales                       $        123      $          -
               Cost of Sales                         (8,079)                -
                                                ------------      ------------

                   Gross Profit                      (7,956)                -
                                                ------------      ------------

       Operating Expenses
               General and Administrative           488,385                 -
               Sales and Marketing                   15,357                 -
               Amortization                               -                 -
                                                ------------      ------------
             Total Operating Expenses               503,741                 -

                                                ------------      ------------
             Loss from Operations                  (511,698)                -
                                                ------------      ------------
       Other Income (Expense)
               Interest Income                        4,943                 -
               Interest Expense                     (24,659)                -
               Loss on Disposition
                  of Marketable Securities          (48,364)                -
                                                ------------      ------------
                   Net Other Expenses               (68,081)                -
                                                ------------      ------------
    Net Loss Before Other Comprehensive Losses     (579,778)                -

       Other Comprehensive Income / (Loss)
           Unrealized Holding Loss During Period (1,873,994)                -
                                                ------------      ------------
       Total Comprehensive Loss                  (1,873,994)                -
                                                ------------      ------------
    Net Loss                                   $ (2,453,772)     $          0
                                                ============      ============


Basic and Diluted
 Net Loss Per Common Share                             (.16)                -
                                                ============      ============


Weighted Average Shares Outstanding              15,723,903                 5
                                                ============      ============


See accompanying summary of accounting policies, notes to financial statements and independent accountants' review report.
                                   F-22

AMERICAN CAPITAL HOLDINGS, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED
NOVEMBER 30, 2004 AND 2003

                                           NOVEMBER 30, 2004  NOVEMBER 30, 2003

       Revenues
               Net Sales                       $         57      $          -
               Cost of Sales                         (4,069)                -
                                                ------------      ------------

                   Gross Profit                      (4,012)                -
                                                ------------      ------------
       Operating Expenses
               General and Administrative           243,224                 -
               Sales and Marketing                    1,806                 -
               Amortization                               -                 -
                                                ------------      ------------
             Total Operating Expenses               245,029                 -

                                                ------------      ------------
             Loss from Operations                  (249,041)                -
                                                ------------      ------------
       Other Income (Expense)
               Interest Income                        2,479                 -
               Interest Expense                     (12,054)                -
               Loss on Disposition
                  of Marketable Securities          (55,000)                -
                                                ------------      ------------
                   Net Other Expenses               (64,575)                -
                                                ------------      ------------
    Net Loss Before Other Comprehensive Losses     (313,617)                -

       Other Comprehensive Income / (Loss)
           Unrealized Holding Loss During Period   (757,674)                -
                                                ------------      ------------
       Total Comprehensive Loss                    (757,674)                -
                                                ------------      ------------
    Net Loss                                   $ (1,071,290)     $          0
                                                ============      ============


Basic and Diluted
 Net Loss Per Common Share                             (.07)                -
                                                ============      ============


Weighted Average Shares Outstanding              15,723,903                 5
                                                ============      ============



See accompanying summary of accounting policies, notes to financial statements and independent accountants' review report.
                                   F-23
AMERICAN CAPITAL HOLDINGS, INC.
CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
FROM JUNE 1, 2003 THROUGH NOVEMBER 30, 2004

                                  Add'l Paid
               Number of  At Par  in Capital  Retained  Accum. other      Total
                  Shares   Value  & Treasury  Earnings  Comprehen-  Stockholder
                  Issued  $.0001    Stock       (Loss)   sive Inc.       Equity
                ---------- ------ ----------- ---------- ---------- -----------
Balance 6/01/03         5  $   0      $    0   $     0    $      0   $       0

Cancellation of Common Stock
 held by eCom eCom     (5)    (0)         (0)        0           0           0

Issuance of Common Stock
To eCom eCom.com Inc.
 shareholders    2,497,756    250          -         -           -         250

Issuance of Common Stock
 for the acquisition
 of ACHI, Inc.
assets.         13,226,147  1,322  13,176,443        -           -  13,177,765

Issuance of
 detachable warrants     -      -      10,050        -           -      10,050

Purchase of IS Direct
 Agency NY for 800,000,
 subscribed but
 unissued shares         -     80     999,920        -           -   1,000,000

Conversion of
 $500,000 Debt
 to stock - unissued     -     50     499,950        -           -     500,000

Accumulated other
 Comprehensive loss      -      -          -         -    (512,997)   (512,997)

Net Operating Loss       -      -          -   (651,224)         -    (651,224)
                ---------- ------ ----------- ---------- ---------- -----------
Balance 5/31/04 15,723,903  1,702  14,686,363  (651,224)  (512,997) 13,523,844

Sale of 295,000
 shares of Common
 Stock - unissued        -     30     294,970        -           -     295,000

Accumulated other
 Comprehensive Loss      -      -          -         -   (1873,994) (1,873,994)

Net Operating Loss       -      -          -   (579,778)         -    (579,778)
                ---------- ------ ----------- ---------- ---------- -----------
Bal. 11/30/04   15,723,903 $1,732 $14,981,333$(1231,002)$(2386,991)$11,365,072
                ========== ====== =========== ========== ========= ============

See accompanying summary of accounting policies, notes to financial statements and independent accountants' review report.
                                    F-24

AMERICAN CAPITAL HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED NOVEMBER 30, 2004 AND 2003

                                           NOVEMBER 30, 2004   NOVEMBER 30, 2003


Cash Flows From Operating Activities
    Cash received from customers               $        123      $          -
    Cash paid to suppliers of goods
        and services                               (570,201)                -
    Income Taxes Paid                                     -                 -
    Interest Paid                                   (14,863)                -
    Interest Received                                   448                 -
                                              _______________  _______________
        Net Cash Flows Used in
         Operating Activities                      (584,493)                -
                                              _______________  _______________
Cash Flows From Investing Activities
    Purchase of Equipment                            (1,400)                -
    Deposit Made on Insurance Carrier in Escrow    (250,000)                -
    Sale of Marketable Securities                   821,636                 -
    Purchase of Marketable Securities              (377,348)                -
    Purchase of Promissory Notes                    (11,906)
                                              _______________  _______________
        Net Cash Flows Provided By
         (Used In) Investing Activities             180,982                 -
                                              _______________  _______________
Cash Flows From Financing Activities
    Loans from Related Companies                    882,736                 -
    Repayment of Loans from Related Companies      (978,221)                -
    Proceeds from Sale of Stock                     545,000                 -
    Payments on Notes Payable                       (35,000)                -
                                              _______________  _______________
        Net Cash Flows Provided By
         Financing Activities                       414,515                 -
                                              _______________  _______________
Net Increase / (Decrease) in Cash                    11,004                 -

Cash and Cash Equivalents at
 Beginning of Period, June 1, 2004 and 2003          22,614                 0
                                              _______________  _______________
Cash and Cash Equivalents at
End of Period, November 30, 2004 and 2003      $     33,618     $           0
                                              ===============  ===============





See accompanying summary of accounting policies, notes to financial statements and independent accountants' review report.



                                    F-25

AMERICAN CAPITAL HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED NOVEMBER 30, 2004 AND 2003


Reconciliation of Net Loss to Net Cash Flows Used in Operating Activities

                                          NOVEMBER 30, 2004  NOVEMBER 30, 2003

    Net Income (Loss)                          $ (2,453,772)     $          -
    Cash was increased by:
        Increase in accrued expenses
         Other Comprehensive Income               1,873,994                 -
         Valuation Loss
         Amortization                                     -                 -
         Depreciation                                 8,079                 -
         Increase in Accrued Expenses                10,924                 -
    Cash was decreased by
         Decrease in Accounts Payable                (7,166)                -
         Increase in Prepaid Expenses               (16,552)                -
                                              _______________  _______________
        Net Cash Flows Used in
         Operating Activities                  $   (584,493)    $           -
                                              ===============  ===============





Supplemental Disclosures
Of Non Cash Investing and
Financing Activities:
------------------------
On February 29, 2004 the Company acquired approximately $137,000 in notes receivable, common and preferred stock in various entities valued at $3.1 million, equipment of $47,000, intangible assets of $6,000, intellectual property valued at $3.5 million, various prepaid assets valued at $92,000, goodwill of $7.2 million and assumed $1,005,000 in debt for the issuance of 13,226,147 shares of the Company's common stock.








See accompanying summary of accounting policies, notes to financial statements and independent accountants' review report.






                                   F-26

AMERICAN CAPITAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SIX MONTHS ENDED NOVEMBER 30, 2004

NOTE A - NATURE OF OPERATIONS

American Capital Holdings, Inc. (the "Company") was incorporated in the State of Florida on January 27, 1999 as U S Amateur Sports Company, a wholly owned subsidiary of eCom eCom.com, Inc.("eCom") which trades on the OTC/Bulletin Board under the symbol 'ECEC.' On March 19, 2003, the Company changed its name to USA SportsNet Company, and on December 12, 2003 changed its name to American Capital Holdings, Inc. in connection with its spin off by eCom and its acquisition of certain assets of a company formerly known as American Capital Holdings, Inc. (now known as ACHI, Inc.) The Company's main office is located at 100 Village Square Crossing, Suite 202, Palm Beach Gardens, Florida 33410, and the telephone number is (561) 207-6395.

IS Direct Agency, Inc. ("ISDA") was incorporated in the State of Florida on May 20, 2004. On May 21, 2004 ISDA acquired the assets of IS Direct Agency, Inc., a New York Corporation. ISDA provides internet based term life insurance quotes.

While a wholly owned subsidiary of eCom, the Company developed an e-commerce Internet infrastructure. This product provided an affordable, user-friendly technological platform and professional resources to facilitate web business development. It also operated an on-line business as a test model using Company developed e-commerce concepts to sell sports products.

The Spin-Off. The Company was one of ten wholly owned subsidiaries of eCom, with varying business plans. In recent years, eCom concluded that it did not have the financial resources necessary to develop all of its ten business units collectively. eCom decided to spin off its subsidiaries into independent companies in the belief that independent companies, each with a distinct business, would be better able to obtain necessary funding and develop their business plans. This belief was based in part on eCom's experience with potential business partners which sought involvement with only one of eCom's subsidiaries, rather than involvement with the multi-faceted eCom.

On December 1, 2003, the Board of Directors of eCom approved the spin-off of the Company. They voted to issue to the shareholders of eCom one share of the Company for every one share of eCom owned as of the record date of January 5, 2004. Fractional shares will be purchased by the Company. No payment was required of the eCom shareholders.

Acquisition from American Capital Holdings. After the spin off of the Company was completed, the Company was presented with an opportunity to acquire certain assets of American Capital Holdings, Inc. (now known as, and referred to hereafter as ACHI). On January 12, 2004, the Company entered into an Asset Purchase Agreement with ACHI whereby the Company acquired certain assets of ACHI in return for the issuance of common stock of the Company in an amount equal to 84.1% of the total ownership of the Company. In order to accomplish this transaction, the Company effected a 20 to 1 reverse stock split, which reduced its outstanding stock to 2,497,756 shares, and agreed to issue to ACHI

See accompanying summary of accounting policies, notes to financial statements and independent accountants' review report.
                                   F-27
AMERICAN CAPITAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SIX MONTHS ENDED NOVEMBER 30, 2004

NOTE A - NATURE OF OPERATIONS (CONTINUED)

49,955,112 shares. ACHI agreed to accept the issuance of 13,561,804 shares at closing, and assigned its right to receive the 13,561,804 shares to its principle, Barnard A. Richmond, now the President of the Company. The remaining 36,393,308 shares were reserved for issuance by the Company in connection with future acquisitions and financings. The Company then changed its name to American Capital Holdings, Inc., and ACHI changed its name to ACHI, Inc. Of the 36,393,308 shares reserved for future issuance, 2,162,099 shares have now been issued to the shareholders of Spaulding Ventures, LLC, in replacement of shares of ACHI to be issued to Spaulding in connection with a prior acquisition of assets by ACHI from Spaulding.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation, Use of Estimates
The Company maintains its accounts on the accrual basis of accounting. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
Revenue and Dividends from investments is recognized at the time the investment dividends are declared payable by the underlying investment. Capital Gains and losses is recorded on the date of sale of the investment.

Cash
Cash consists of deposits in banks and other financial institutions having original maturities of less than ninety days.

Allowance for Doubtful Accounts
It is the policy of management to review the outstanding accounts receivable at year end, as well as the bad debt write-offs experienced in the past, and establish an allowance for doubtful accounts for uncollectible amounts.

Depreciation
Property and equipment is recorded at cost and is depreciated over the estimated useful lives of the related assets. Depreciation is computed using the straight-line method.

Amortization
The accounting for a recognized intangible asset acquired after June 30, 2001 is based on its useful life to the Company. If an intangible asset has a finite life, but the precise length of that life is not known, that intangible



See accompanying summary of accounting policies, notes to financial statements and independent accountants' review report.
                                   F-28
AMERICAN CAPITAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SIX MONTHS ENDED NOVEMBER 30, 2004

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

asset shall be amortized over management's best estimate of its useful life.
An intangible asset with a indefinite useful life is not amortized. The useful life to an entity is the period over which the asset is expected to contribute directly or indirectly to the future cash flows of that entity.

Investments
Investments are stated at the lower of cost and market value.

NOTE C -  NOTES RECEIVABLE

Notes Receivable at November 30, 2004 consist of the following:

   An 8% non-collateralized note that matures in December 2004,
   Interest is payable quarterly.  Included in the balance is
   $15,957 of accrued interest receivable.                         $115,957

   A 4% non-collateralized note due on demand.  Included in
   The balance is $2,490 of accrued interest receivable.             27,490

   Nine 8% promissory notes purchased from holders of notes
   with Air Media Now, Inc.                                          11,906
                                                                  ----------
       Total Notes Receivable                                      $155,353
                                                                  ==========
Management has made a determination that all of the notes receivable are collectable and therefore, has not established an allowance for doubtful accounts.

NOTE D - LOANS RECEIVABLE RELATED PARTIES

The three loans receivable from related corporate entities are non-collateralized, non-interest bearing and are due on demand.

The loans due as of November 30, 2004 are as follows:

    A Super Deal.com, Inc    $  10,000
    Swap and Shop.net Corp.      8,000
    A Classified Ad, Inc.       10,000
    AAB National Company         8,000
    Pro Card Corporation         8,000
    USAS Digital, Inc.          10,000
    eSecureSoft Company          8,000
    eCom eCom.com Inc.          64,527
    Freedom 4 Wireless, Inc.   597,915
     Less bad debts           (343,995)
                              ---------
        Total                $ 380,447
                              =========
See accompanying summary of accounting policies, notes to financial statements and independent accountants' review report.
                                  F-29
AMERICAN CAPITAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SIX MONTHS ENDED NOVEMBER 30, 2004


NOTE E - INVESTMENTS

The Company accounts for its investments in common stock using the equity method for those investments which the Company does not own a controlling interest. These investments are currently recorded at cost. The Company's share of the investors earnings or losses, if any, are not available at the date of these financial statements. No quoted market price is available for these investments.

The Company accounts for investments in common stock for which there is a quoted market price as an Available-for-Sale security under Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities.

On November 30, 2004, investments consisted of the following:

Equity Method of Accounting
Investment Securities at Cost
   @Visory, LLC                          $   112,500
   Brilliant Coatings, Inc.                  250,000
   Century Aerospace Corporation             285,000
   eSmokes, Inc.                                   0
   Efficien, Inc.                            287,000
   Smartpill Diagnostics, Inc.               345,000
   Metroflex, Inc.                           900,000
                                          -----------
Total Equity Method Securities at Cost     2,179,500

Available-for-Sale method of accounting
  eCom eCom.com Inc.                          97,626
                                          -----------
    Total Available-for-Sale securities       97,626
                                          -----------
Total Investment Securities              $ 2,277,126
                                          ===========

Equity Method Securities:

@Visory, LLC is a limited liability company located in East Aurora NY. The Company owns 250,000 Series A units of @Visory LLC. The Company's investment amounts to 1.2% of the outstanding units of @Visory, LLC. @Visory, LLC is taxed as a partnership, not publicly traded. As of August 31, 2004 @Visory, LLC had investments in the following companies: Appraisal.com; SmartPill Diagnostics; Efficien; Liquid Matrix; Saturn Internet Reservations; StudentVoice; Synacor; and Yipee, Inc.




See accompanying summary of accounting policies, notes to financial statements and independent accountants' review report.
                                  F-30
AMERICAN CAPITAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SIX MONTHS ENDED NOVEMBER 30, 2004

NOTE E - INVESTMENTS (CONTINUED)

Brilliant Coatings is a Nevada Corporation. The Company owns 15,000,000 common shares of Brilliant Coatings. The Company's investment amounts to 2.3% of the outstanding common shares of Brilliant Coatings Inc.

Century Aerospace is a Delaware Corporation. The Company owns 57,000 common shares of Century Aerospace. The Company's investment amounts to .7% of the outstanding common shares of Century Aerospace

eSmokes, Inc is a Florida Corporation. The company owns 300,000 common shares of eSmokes, Inc. The Company's investment amounted to 3.3% of the outstanding shares of eSmokes, Inc. On October 19, 2004, the company sold the 300,000 commons shares for the cost of $45,000, with a loss of $55,000.00.

Efficien, Inc. is a Delaware Corporation. The Company owns 500,000 common shares of Efficien. The Company's investment amounts to 11.9% of the outstanding common shares of Efficien, Inc. Efficent specializes in the development of internet based applications to improve the efficiency of hospital supply and material flow through an integrated application service provider (ASP) solution.

SmartPill Diagnostics, Inc. is a Delaware Corporation. The Company owns 1,194,824 Series A preferred shares of SmartPill Diagnostics, Inc. The Company's investment amounts to 11.60% of the outstanding shares of SmartPill Diagnostics, Inc. SmartPill Diagnostics is a leading developer of SmartPill
Capsule endoscopy technology.   About the size of a vitamin pill, the SmartPill
Capsule is a capsule endoscopy device that uses patented technology to measure peristaltic pressure, pH and transit time, and determine real-time location; factors that aid Gastroenterologists in the diagnosis of such GI motility disorders as Gastroparesis and Dyspepsia. The patient benefits from a more accurate diagnosis and a more comfortable, non-invasive, non-surgical approach to GI exploratory examinations. On June 28, 2004 the Company sold all 1,194,824 shares for $776,635.60, resulting in a gain on sale of $6,635.60. On June 30, 2004 the Company purchased 175,909 shares for $345,000.


Metroflex, Inc. is a Delaware Corporation. The Company owns 900,000 common shares of Metroflex, Inc. Metroflex's MetroFlexCard operates as a MasterCard debit card. The card enables employers to set up programs through which employees can pay for commuter expenses-mass transit and parking expenses on a pretax basis.

Available-for-Sale Securities:

eCom eCom.com, Inc. is a Florida Corporation and trades on the OTC/BB:ECEC. The company which was the former parent of USA SportsNet Company now American Capital Holdings, Inc. owns 1,437,100 common shares of eCom. The Company's


See accompanying summary of accounting policies, notes to financial statements and independent accountants' review report.
                                   F-31
AMERICAN CAPITAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SIX MONTHS ENDED NOVEMBER 30, 2004


NOTE E - INVESTMENTS (CONTINUED)

investment amounts to 2.9% of the outstanding shares of eCom. The cost for this investment as of August 31, 2004 was $235,071. On May 31, 2004 the market value based on a closing bid price of 0.16 per share was $215,565. The difference in cost versus market value is recorded as a deficit in Accumulated Other Comprehensive Income of $19,506.


NOTE F - PROPERTY AND EQUIPMENT

Equipment consisting of various Cisco routers, switches, cables, and dual speed hubs were acquired from a company owned by a majority stockholder of American Capital Holdings, Inc. The equipment is being to support a hosting operations center. Additional equipment was purchased by IS Direct Agency during the quarter ending August 31, 2004. Depreciation expense of $4,010 has been recorded for the quarter ending November 30, 2004. Accumulated depreciation at November 30, 2004 is $11,973.


NOTE G - PREPAID EXPENSES

Prepaid expenses consist principally of amounts paid for auditing work for the Company, along with marketing and research material to be used for investor relations.


NOTE H - INTANGIBLE ASSETS


On February 29, 2004, the Company received intellectual property rights when it acquired 53,910,922 common shares of Air Media Now, Inc. from a related company. The fair value of the publicly traded shares at date of receipt was $3,469,622. The Intellectual property rights were not amortized at February 29, 2004. Management reviews intangible assets for impairment annually. Intangible assets with a finite useful life acquired after June 30, 2001 are amortized over their useful lives to the company. Intangible assets acquired after June 30, 2001 having a infinite useful life are recorded at their fair value and are not amortized. Management reviews all intangible assets for impairment annually. Market value of the Air Media Now property decreased between February 29, 2004 and November 30, 2004. This decrease has been recorded has been recorded as a decrease in paid in capital of $1,609,811.





See accompanying summary of accounting policies, notes to financial statements and independent accountants' review report.

                                   F-32

AMERICAN CAPITAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SIX MONTHS ENDED NOVEMBER 30, 2004


NOTE I - OTHER ASSETS

Other assets consist primarily of security deposits on the lease of office facilities.


NOTE J - PROMISSORY NOTES

Promissory Notes as of November 30, 2004 consisted of:

                                                      November 30, 2004
                                                      ---------------
Four interest bearing, non-collateralized
loans.  The loans have various maturities
throughout 2004.                                         $ 469,950
                                                         ----------
     Total Notes Payable                                   469,950
     Less Current Portion                                 (469,950)
                                                         ----------
     Net Long-term Debt                                  $       0
                                                         ==========
The short-term notes payable mature as follows:
     November 30, 2004                                   $ 469,950
                                                         ==========


The notes and loans can be converted to shares of the Company's $.0001 par value common stock at the option of the holder. The notes pay interest at 10% per annum. Interest is paid quarterly. The loan can be converted at 80% of the average closing price of Company's common stock for the preceding five (5) consecutive trading days with a floor of $1. The holder of a $500,000 10% note payable with accrued interest of $9,315 agreed on May 7, 2004 to convert their debt to common shares. By Agreement, the shares of common stock at conversion will not be issued until the effective date of the Company's filings with the United States Securities & Exchange Commission.

NOTE K - WARRANTS
The Company has issued 1,005,000 (505,000 + 500,000) detachable warrants for each dollar of debt as described in Note J above. Management has determined that the value of the detachable warrants to be $.01 on the date of issuance and have charged paid in capital $10,050 during the period. Each warrant entitles the holder to purchase one (1) share of common stock at $.01. The Company also issued 400,000 warrants to one of the former owners of IS Direct Agency for providing his insurance licensing in all fifty states. The warrants can be exercised for $.01 each. An additional 216,209 warrants were issued in connection with the Spaulding acquisition, each unit of Spaulding entitled the owner to one warrant with an exercise price of $6.00 each.

See accompanying summary of accounting policies, notes to financial statements and independent accountants' review report.
                                   F-33
AMERICAN CAPITAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SIX MONTHS ENDED NOVEMBER 30, 2004


NOTE K - WARRANTS (CONTINUED)

The following is a summary of warrants through November 30, 2004:

       Outstanding warrants at the beginning of the year   1,621,209
       Warrants issued                                             0
       Warrants expired                                            0
       Warrants exercised                                          0
                                                         ------------
       Warrants outstanding at November 30, 2004           1,621,209



NOTE L - COMMITMENTS AND CONTINGENCIES

The Company leases approximately 1200 feet office facilities in Palm Beach Gardens, Florida under an operating lease of $3,297 per month which expires on January 31, 2005. ISDA leases approximately 200 square feet of office facilities in Buffalo, NY under a month to month agreement of $425.00 per month. Future minimum lease payments including sales tax as of November 30, 2004 are:
Fiscal Years ending:

            May 31, 2005                        7,018
                                               -------
            Total Minimum Lease Payments      $ 7,018

Rent expense for the six month period ending November 30, 2004 was $21,239


NOTE M - INCOME TAXES

No provision for federal and state income taxes has been recorded because the Company has incurred net operating losses since inception. The Company's net operating loss carry-forward as of November 30, 2004 totals approximately $1,059,400. These carry-forwards, which will be available to offset future taxable income, expire beginning in May 31, 2024.

The Company does not believe that the realization of the related net deferred tax asset meets the criteria required by generally accepted accounting principles and, accordingly, the deferred income tax asset arising from such loss carry forward has been fully reserved.

The Company accounts for income taxes in accordance with FASB Statement No. 109, Accounting for Income Taxes (FASB 109). Under FASB 109, income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related to certain income and expenses recognized in different periods for financial and income tax reporting purposes. Deferred tax assets and liabilities represent

See accompanying summary of accounting policies, notes to financial statements and independent accountants' review report.
                                   F-34
AMERICAN CAPITAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SIX MONTHS ENDED NOVEMBER 30, 2004

NOTE M - INCOME TAXES (CONTINUED)

the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses and tax credits that are available to offset future taxable income and income taxes, respectively.
A valuation allowance is provided if it is more likely than not that some or all of the deferred tax assets will not be realized.


NOTE N  STOCKHOLDERS' EQUITY

To facilitate the purchase of the assets of ACHI, the Company recorded a one for twenty reverse split on the Effective Date of the currently outstanding common stock, while maintaining the conversion and exercise prices of the Senior Notes, the Secured Notes, the Subordinated Notes and the related warrants. All prior period share and per-share amounts have been restated to account for the reverse split. Any fractional shares remaining after the reverse split will be paid out in cash to the shareholder on the Effective Date.

Warrants were granted to Promissory Note holders with detachable warrants. Management has determined that the fair value of each warrant is $0.01.

The computation of diluted loss per share before extraordinary item for the six months ended November 30, 2004 does not include shares from potentially dilutive securities as the assumption of conversion or exercise of these would have an antidilutive effect on loss per share before extraordinary items. In accordance with generally accepted accounting principles, diluted loss per share from extraordinary item is calculated using the same number of potential common shares as used in the computation of loss per share before extraordinary items.


NOTE O - DEFERRED TAX ASSET

Deferred income taxes are provided for temporary differences between the financial reporting and income tax basis of the Company's assets and liabilities. Temporary differences, net operating loss carry forwards and valuation allowances comprising the net deferred taxes on the balance sheets is as follows:
                                                  November 30, 2004
                                                  -----------------
         Loss carry forward for tax purposes          $  1,059,411
                                                  =================
         Deferred tax asset (34%)                          360,200
         Valuation allowance                              (360,200)
                                                  -----------------
         Net deferred tax asset                       $          -
                                                  =================

See accompanying summary of accounting policies, notes to financial statements and independent accountants' review report.
                                   F-35
AMERICAN CAPITAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SIX MONTHS ENDED NOVEMBER 30, 2004


NOTE O - DEFERRED TAX ASSET (CONTINUED)

No provision for federal and state income taxes has been recorded because the Company has incurred net operating losses since inception. The Company's net operating loss carry-forward as of November 30, 2004 was approximately $1,059,000. These carry-forwards, which will be available to offset future taxable income, will expire through the year 2024.

The Company does not believe that the realization of the related net deferred tax asset meets the criteria required by generally accepted accounting principles and, accordingly, the deferred income tax asset arising from such loss carry forward has been fully reserved.

NOTE P - RELATED PARTY TRANSACTIONS

The Company has accounts receivables due from nine related company entities. eCom eCom.com, Inc. owes $64,527 for services paid to the Company's transfer agent and accountant. Freedom 4 Wireless, Inc. owes the Company $597,915 for working capital and inventory purchased by ACHI, subsequently purchased by the Company on February 29, 2004. Addition advances were made of $10,000 into each of the following seven spin-off of eCom; A Super Deal.com, Inc, Swap and Shop.net Corp, A Classified Ad, Inc, AAB National Company, Pro Card Corporation, USAS Digital Inc, and eSecureSoft Company. These related party transactions totaled $380,447 on November 30, 2004. The Company has received loans from various Officers and Directors. As of November 30, 2004, the company owes $243,524 to Barnard A. Richmond.


NOTE Q - RECENT ACCOUNTING PRONOUNCEMENTS

The FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations with an effective date for financial statements issued for fiscal years beginning after June 15, 2002. The statement addresses financial accounting and reporting for obligations related with the retirement of tangible long-lived assets and the costs associated with asset retirement. The statement requires the recognition of retirement obligations which will, therefore, generally increase liabilities; retirement costs will be added to the carrying value of long-lived assets, therefore, assets will be increased; and depreciation and accretion expense will be higher in the later years of an assets life than in earlier years. The Company adopted SFAS No. 143 at January 1, 2002. The adoption of SFAS No. 143 had no impact on the Company's operating results or financial positions.

The FASB also issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets and is effective for financial statements issued for fiscal years beginning January 1, 2002. This statement addresses financial accounting and reporting for the impairment or the disposal of long-lived asset. An impairment loss is recognized if the carrying amount of a long-

See accompanying summary of accounting policies, notes to financial statements and independent accountants' review report.
                                   F-36
AMERICAN CAPITAL HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SIX MONTHS ENDED NOVEMBER 30, 2004


NOTE Q - RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

lived group exceeds the sum of the undiscounted cash flow expected to result from the use and eventual disposition of the asset group. Long-lived assets should be tested at least annually or whenever changes in circumstances indicate that its carrying amount may not be recoverable. This statement does not apply to goodwill and intangible assets that are not amortized.
The Company adapted SFAS No. 144 in the first quarter of 2002. The adoption of SFAS No. 144 had no impact on the Company's operating results or financial position.

In April 2002, the FASB issued SFAS No. 145, "Rescission of the FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections"("SFAS No. 145"). SFAS No. 145 eliminates the requirement to classify gains and losses from the extinguishment of indebtedness as extraordinary, requires certain lease modifications to be treated the same as a sale-leaseback transaction, and makes other non-substantive technical corrections to existing pronouncements. SFAS No. 145 is effective for fiscal years beginning after May 15, 2002. SFAS No. 145 was adopted on June 1, 2003 and did not have a material effect on the Company's financial position or results of operations.

The FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" and is effective for financial instruments entered into after May 31, 2003. This Statement establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability because that financial instrument embodies an obligation of the issuer. The Company has adopted SFAS No. 150 and the adoption has had no impact on the Company's operating results or financial position.

Goodwill and intangible assets acquired prior to July 1, 2001 will continue to be amortized and tested for impairment in accordance with pre- SFAS No. 142 requirements until adoption of SFAS No. 142. Under the provision of SFAS
No.142, intangible assets with definite useful lives will be amortized to their estimated residual values over those estimated useful lives in proportion to the economic benefits consumed. Such intangible assets remain subject to the impairment provisions of SFAS No. 121. Intangible assets with indefinite useful lives will be tested for impairment annually in lieu of being amortized. The impact of adopting SFAS Nos. 141 and 142 will not cause a material change in the Company's consolidated financial statements as of the date of this report.




See accompanying summary of accounting policies, notes to financial statements and independent accountants' review report.

                                   F-37
End of November 30, 2004 Financials
No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by American Capital Holdings, Inc. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.


TABLE OF CONTENTS

                    Page

Prospectus Summary                   2
Risk Factors                         5              20,000,000 shares
Forward-Looking Statements           8                 Common Stock
Use of Proceeds                      8                      and
Capitalization                       8              2,000,000 warrants
Dilution                             9
Plan of Operation                    9        AMERICAN CAPITAL HOLDINGS, INC.
Management                          15
Executive Compensation              18                  PROSPECTUS
Certain Relationships and
   Related Transactions             18
Principal Shareholders              19
Description of Securities           20               January 18, 2004
Plan of Distribution                20
Where You Can Find More Information 21
Legal Matters                       22
Experts                             22
Financial Statements                23 / F-1


PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS
The Florida Business Corporation Act allows us to indemnify each of our officers and directors who are made a party to a proceeding if:

     (a)     the officer or director conducted himself or herself in good faith;

     (b) his or her conduct was in our best interests, or if the conduct was not in an official capacity, that the conduct was not opposed to our best interests; and

     (c) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. We may not indemnify our officers or directors in connection with a proceeding by or in our right, where the officer or director was adjudged liable to us, or in any other proceeding, where our officer or director are found to have derived an improper personal benefit.
                                     II-1
Our by-laws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described above.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
Set forth below are expenses expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the amounts set forth below are estimates and actual expenses may vary considerably from these estimates depending upon how long the common stock is are offered and other factors:

       Securities and Exchange Commission registration fee    $  13,509
       Accounting fees and expenses                              50,000
       Blue Sky fees and expenses                                10,000
       Legal fees and expenses                                   65,000
       Printing expenses                                         15,000
       Miscellaneous                                              6,491
                                                           --------------
          TOTAL                                               $ 160,000


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

In February 2004, the Company issued 13,226,147 shares of its common stock to American Capital Holdings, Inc. in connection with the Company's acquisition of certain assets from that company (See "Description of Business - Acquisition of American Capital Holdings"). Inasmuch as American Capital Holdings had access to comprehensive information about the Company, the shares were issued in reliance upon Section 4(2) of the Securities Act. A legend was placed on the certificates stating that the securities were not registered under the Securities Act and setting forth appropriate restrictions on their transfer or sale.


ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a)     Exhibits
Exhibit No.                    Descriptions

3.1 Articles of Incorporation of the Company, including amendments (incorporated by reference to the Company's Form 10-SB filed May 24, 2004)
3.2 Articles of Incorporation of the Company, including amendments (incorporated by reference to the Company's Amended Form 10-SB filed January 11, 2005)
3.3  Bylaws of the Company (incorporated by reference to the Company's
     Form 10-SB filed May 24, 2004 )
4.1 Form of Warrant to be issued hereunder (incorporated by reference to the Company's registration statement on Form SB-2 filed January 19, 2005)

                                     II-2
5.1 Opinion of Redgrave & Rosenthal LLP with respect to legality of Common Stock (to be supplied by amendment)
10.1 Asset Purchase Agreement dated January 12, 2004, between the Registrant and American Capital holdings, Inc. (incorporated by reference to the Company's Form 10-SB filed May 24, 2004)
10.2 Letter Agreement dated December 30, 2003, between the Registrant and Spaulding Ventures, LLC (incorporated by reference to the Company's Form 10-SB filed May 24, 2004)
10.3 IS Direct acquisition agreement (incorporated by reference to the Company's Amended Form 10-SB filed January 11, 2005)
10.4 Universe Life acquisition agreement (incorporated by reference to the Company's Amended Form 10-SB filed January 11, 2005)
10.5 Lease Agreement between Gemini Property Management, LLC and the Company dated January 23, 2004. (incorporated by reference to the Company's Amended Form 10-SB filed January 11, 2005)
10.6 Form of Outstanding Warrants (incorporated by reference to the Company's Amended Form 10-SB filed January 11, 2005)
21.1 Subsidiaries of the Registrant (incorporated by reference to the Company's Amended Form 10-SB filed January 11, 2005)
23.1  Consent of Redgrave & Rosenthal LLP (included in Exhibit 5.1)
23.2 Consent of Wieseneck, Andres & Company, P.A. (incorporated by reference to the Company's registration statement on Form SB-2 filed January 19, 2005)


ITEM 28. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing,


                                     II-3
             an increase or decrease in volume of securities offered (if the the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Amendment No. 1 to Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Palm Beach Gardens, State of Florida, on February 2, 2005.

                         AMERICAN CAPITAL HOLDINGS, INC.


                         By:     /s/ Barnard A. Richmond
                                -------------------------
                                 Barnard A. Richmond
                                 Chief Executive Officer


                         By:     /s/ Richard C. Turner
                                -------------------------
                                 Richard C. Turner
                                 Chief Financial Officer







                                     II-4
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.


     Signature               Title                         Date
                        Chairman of the Board, President,
                        Chief Executive Officer
 /s/ Barnard A. Richmond (Principal Executive Officer)   February 2, 2005
-----------------------
 Barnard A. Richmond

                        Director, Chief Financial Officer
/s/ Richard C. Turner  (Principal Accounting and Financial
-----------------------            Officer)              February 2, 2005
 Richard C. Turner


/s/ Norman E. Taplin               Director              February 2, 2005
----------------------
 Norman E. Taplin


/s/ Michael Camilleri              Director              February 2, 2005
----------------------
 Michael Camilleri





                                     II-5